                IN THE CIRCUIT COURT OF COLE COUNTY
                         STATE OF MISSOURI

KEITH WENZEL, Director, Department of )
Insurance, State of Missouri,         )
                                      )
   Plaintiff,                         )
                                      ) Case No. CV 99 323050
v.                                    )
                                      )
GENERAL AMERICAN MUTUAL               )
HOLDING COMPANY, a Missouri           )
mutual holding company,               )
                                      )
   Defendant.                         )


            JUDGMENT CONFIRMING PLAN OF REORGANIZATION
            ------------------------------------------

          This matter comes before the Court on the Rehabilitator's Application for Approval of Reorganization Plan (the "Application") in connection with the rehabilitation of General American Mutual Holding Company, a Missouri mutual holding company ("GAMHC"). The Court, having reviewed the Application, the Declarations submitted in support thereof and the record of this proceeding, finds and concludes as follows:

     A. Plaintiff Keith Wenzel, Director of the Department of Insurance for the State of Missouri (the "Rehabilitator"), was appointed rehabilitator for GAMHC pursuant to that certain Verified Petition for Rehabilitation filed by the Rehabilitator on September 17, 1999 (the "Verified Petition"), and that certain Order (1) Placing General American Mutual Holding Company into Rehabilitation; and (2) Approving notice of the Hearing to Approve Plan of Reorganization (the "Rehabilitation Order") entered by this Court on September 17, 1999.

     B. Concurrent with the filing of the application to commence this case, the Rehabilitator filed his proposed plan of reorganization (the "Plan") for GAMHC pursuant to Mo.

Rev. Stat. Section 375.l168.<F1> GAMHC consented to the commencement of this rehabilitation proceeding and to the Plan.

   C. The Court has jurisdiction over this proceeding pursuant to Mo. Rev. Stat. Sections 375.1150 to 375.1246, and, over the Application in particular, pursuant to Mo. Rev. Stat. Section 375.l168.

   D. The purpose of the rehabilitation proceeding -- and of the Plan -- is to facilitate the sale of the stock of GAMHC's wholly-owned subsidiary, GenAmerica Corporation ("GAC") to Metropolitan Life Insurance Company, a New York mutual life insurance company ("MetLife") pursuant to that certain Stock Purchase Agreement entered into by and between GAMHC and MetLife dated as of August 26, 1999, as amended (the "Stock Purchase Agreement"). The principal asset of GAC is the stock of General American Life Insurance Company ("GALIC").

   E. Prior to the commencement -- but in anticipation -- of this rehabilitation proceeding, GAMHC entered into the Stock Purchase Agreement, which provides for the sale of the stock of GAC to MetLife, subject to appropriate approvals, including from this Court. GAC owns 100% of the stock of GALIC and various other subsidiaries, and owns, indirectly, the majority of the stock of certain other subsidiaries. The sale of the stock of GAC will be consummated concurrently with the consummation of the Plan.

   F. The Plan provides for the sale of GAMHC's principal asset, its stock in GAC, to MetLife pursuant to the Stock Purchase Agreement. The Purchase Price proceeds will be held by




November 10, 1999                2


[FN]
---------------
<F1> A copy of the Plan is on file with the Court. Otherwise undefined capitalized terms used in this Judgment have the meaning ascribed to them in the Plan.

GAMHC for the expenses of the administration of GAMHC's rehabilitation proceeding, for payment of taxes owed by GAMHC, for distribution to MetLife on account of any indemnity claims under the Stock Purchase Agreement, for payment to any creditors of GAMHC, and, as to any residual, to GAMHC's members. In addition, MetLife's indemnity claims will be secured by a perfected, first priority lien on the Purchase Price proceeds, subject to the terms of the Plan.

   G. The Rehabilitator has determined that the reorganization of GAMHC through the Plan is appropriate and is fair and equitable to all parties concerned, and that failure to implement the Plan would substantially increase the risk of loss to GAMHC's members, to any creditors, and to GALIC's policyholders.

   H. Full and fair notice of the hearing on the Plan was provided, in accordance with the Rehabilitation Order, through (i) mailed notices to all of GAMHC's members and to all policyholders of GALIC, and (ii) through publication of notices in USA Today, in the national edition of the Wall Street Journal and in newspapers of general circulation in St. Louis and Kansas City. Accordingly, full and fair notice of the hearing was provided to all interested parties, and all interested parties had a full and fair opportunity to present objections pertaining to the Plan. In addition, both the mailed notice and the published notice provided notice that the Stock Purchase Agreement with MetLife was subject to overbid. Accordingly, full and fair notice of the opportunity to make overbids was provided. The Court has received no objections to the Plan, and no overbids were delivered to the Rehabilitator, GALIC and MetLife in accordance with the Court's Order Approving Certain Matters as to the Acquisition of GenAmerica Corporation by Metropolitan Life Insurance Company entered September 17, 1999, or filed with or otherwise received by the Court.




November 10, 1999                3

   I. The Stock Purchase Agreement is the result of good faith, arms length negotiations between the parties thereto. The consideration paid by MetLife for the Shares is fair.

   J. Based on the financial condition of GAMHC and, in particular, the restrictions placed on it as a mutual holding company under Missouri law, the alternatives to the Plan could be a liquidation of GAMHC and GALIC, which would more than likely result in a significantly reduced recovery for both members of GAMHC and policyholders of GALIC from the recovery under the Plan.

   K. Mo. Rev. Stat. Sections 375.1168 and 376.1322 provide the Rehabilitator with the authority to reorganize, convert, consolidate or transform an insurer or, under the circumstances present here, its holding company, through a plan of rehabilitation. The Plan and the Rehabilitator's proposal to sell the stock in GAC to MetLife fall within these statutes. The Plan is not in conflict with the requirement that, outside a proceeding of the kind specified in Rev. Mo. Stat. Sections
375.1 150 to 375.1246, a mutual holding company such as GAMHC own, directly or through an intermediate holding company, a majority of the voting shares of a life insurance company. This is because, from and after the effectiveness of the Plan and the reorganization of GAMHC, GAMHC will no longer be a mutual holding company, and rights of individuals who were formerly members will be solely to receive their ratable share of the Purchase Price proceeds in accordance with the Plan.

   L. The Plan is fair and equitable to all parties concerned and is consistent with the Missouri statutes regarding the rehabilitation of insurance companies.


November 10, 1999                 4

   WHEREFORE, it is ADJUDGED and DECREED as follows:

   1. The Plan is hereby confirmed and approved and made effective as of this date, subject to the terms of this Judgment.

   2. The Stock Purchase Agreement is hereby approved in all respects, and the Rehabilitator is authorized to consummate the Stock Purchase Agreement in accordance with its terms.

   3.   The sale of the Shares pursuant to the Stock Purchase
Agreement is free and clear of any and all liens, Claims and encumbrances, all as set forth in, and subject to the terms of, the Plan, with all such liens, Claims and encumbrances to attach to the Purchase Price proceeds, subject to the prior lien thereon in favor of MetLife. All persons having or asserting a Claim, lien or encumbrance on or against the Shares are hereby permanently enjoined from asserting such lien, Claim or encumbrance on or against the Shares or in any other manner except as expressly permitted under the Plan. From and after the transfer of the Shares to MetLife at the Closing under and pursuant to the Stock Purchase Agreement, title to the Shares shall vest in MetLife free and clear of all liens, Claims and encumbrances, without any further order, notice or other act or requirement.

   4. The terms of the Plan and of the Stock Purchase Agreement, and the transactions contemplated thereby, are fully enforceable.

   5. No "closed block" will be required for any policyholders of GALIC in connection with the sale of the Shares or the transfer of GALIC to the control of MetLife.

   6. MetLife shall be entitled to enforce those provisions of the Plan which grant it rights, benefits or protections.


November 10, 1999                5

   7. The perfection, priority and validity of the perfected, first priority lien on and perfected, first priority security interest in the Purchase Price proceeds and other items described as the Collateral in Article 11 of the Plan in favor of MetLife to secure the Indemnification Obligations are hereby granted and confirmed in accordance with the terms of the Plan, and such lien shall be effective without any further action by MetLife or any other party.

   8. That certain Administrative Services Agreement dated as of November 10, 1999 between GAMHC and GALIC is hereby approved. (A copy of the Agreement as executed will be lodged with the Court.) Except as otherwise provided in the Plan, MetLife and MetLife's affiliates and their respective directors, officers, employees, agents, representatives, professionals, attorneys, accountants and financial advisors (acting in such capacity) shall be afforded the immunity specified in Mo. Rev. Stat. Section 375.1166.4 when acting pursuant to the Administrative Services Agreement.

   9.   To the fullest extent permitted by Mo. Rev. Stat. Sections
375.1150 to 375.1246, all of GAMHC's liabilities existing prior to the date hereof are hereby discharged and replaced with the rights afforded under the Plan.

   10. The parties are authorized to modify, amend or supplement, by agreement of MetLife and the Rehabilitator, the Stock Purchase
Agreement and any related document, subject to the approval of the Court.

   11. Clause (iii) of Section 11.6 of the Plan is hereby deleted and replaced in its entirety with the following: "such other investments as (w) are proposed by the Rehabilitator and approved by the Rehabilitation Court after notice to MetLife, (x) are of a kind as might be made by a trustee exercising the power to invest trust assets in accordance with Mo. Rev. Stat.


November 10, 1999                6

Section 456.902, (y) are of a kind that could be made subject to the MetLife Lien, and (z) are made in such a manner as to be subject to the MetLife Lien."

   12. This Judgment is not an order of liquidation for GAMHC. The Rehabilitator may subsequently seek an order to liquidate GAMHC at such time as the Rehabilitator deems that liquidation would be advisable.

   13. This Court shall retain jurisdiction of the Rehabilitation Proceedings and all related proceedings for all purposes including, without limitation, with respect to any petition pursuant to Mo. Rev. Stat. Section 375.1155, to supervise the implementation of the Plan and Stock Purchase Agreement, to resolve disputes in the manner provided in the Plan, or in connection with the sale of GAMHC's stock in GAC.

   14. All prior injunctions and orders of this Court, except to the extent expressly modified hereby, are reaffirmed and remain in full force and effect. All powers and authority granted to the Rehabilitator by this Judgment are in addition to and not in limitation of the powers of the Rehabilitator under applicable law.

So ordered this 10th day of November, 1999 at Jefferson City, Missouri.







November 10, 1999                7

              GENERAL AMERICAN MUTUAL HOLDING COMPANY
                       PLAN OF REORGANIZATION

   This Plan of Reorganization dated as of September 17, 1999 (the "Reorganization Plan"), is submitted for review and approval, disapproval or modification by the Rehabilitation Court (as defined below) in accordance with Section 375.1168.4 of the Insurance Code by Keith Wenzel, Director of Insurance of the State of Missouri (the "Director"), unless otherwise specifically indicated, acting solely in his capacity as the statutory rehabilitator ("Rehabilitator") of General American Mutual holding Company, a Missouri mutual insurance holding company ("GAMHC"), as agreed to by GAMHC and Metropolitan Life Insurance Company ("MetLife"), a New York mutual life insurance company.

                             RECITALS
                             --------

   A. Whereas, on August 10, 1999, the Director placed General American Life Insurance Company, a Missouri stock life insurance company ("GALIC") in supervision proceedings (the "Supervision Proceedings"). GALIC is a wholly-owned subsidiary of GenAmerica Corporation, a Missouri corporation ("GAC") which, in turn, is a wholly-owned subsidiary of GAMHC. Concurrent with the filing of this Reorganization Plan, pursuant to Section 375.1166 of the Insurance Code, an order of rehabilitation (as the same may, from time to time be amended, the "Rehabilitation Order") was entered with respect to GAMHC by the Circuit Court of Cole County, State of Missouri in an action styled Keith Wenzel, Director, Department of Insurance. State of Missouri v. General American Mutual Holding Company, upon the petition of the Director, and with the consent of the Board of Directors of GAMHC. The Director was appointed as the Rehabilitator of GAMHC. The court proceedings pursuant to the petition and Rehabilitation Order shall be referred to herein as the "Rehabilitation Proceedings" and the Court handling the Rehabilitation Proceedings shall be referred to as the "Rehabilitation Court."

   B. Whereas, the Rehabilitator, having determined it to be in the best interests of the members and creditors of GAMHC, and in the best interests of the policyholders of GALIC and of its insurance company subsidiaries, has approved (I) MetLife's participation in the rehabilitation of GAMHC, through the sale of all the issued and outstanding shares of common stock of GAC by GAMHC to MetLife, (ii) the reorganization of GAMHC, and (iii) the distribution of the proceeds of such sale (x) to certain creditors of GAMHC, (y) to MetLife on account of certain indemnification rights, and (z) as to any residual, to the Members of GAMHC in accordance with their Membership Interests.

   C. Whereas, the Rehabilitator has proposed, and GAMHC and MetLife have agreed to support, this Reorganization Plan to facilitate, effectuate and cause the rehabilitation and reorganization of GAMHC as set forth in this Reorganization Plan and the schedules and exhibits hereto.

   D. Whereas, pursuant to the Stock Purchase Agreement, MetLife will (I) acquire 100% of the issued and outstanding stock of GAC from GAMIIC, and (ii) contribute up to $120 million as capital to GALIC under the terms contemplated by Section 6.20 of the Stock Purchase Agreement.

   E. Whereas, the Director has committed to process expeditiously the applications of MetLife for approval of the change of control for GALIC contemplated by the Stock Purchase Agreement.

   F. Whereas, the Rehabilitator may seek an order of liquidation of GAMHC as authorized by Section 375.1175 of the Insurance Code and may seek to create a liquidating trust or other entity to implement such liquidation and the distribution of the proceeds of the sale of the Shares on account of the Indemnification Obligations, the Excluded Claims and the Membership Interests in GAMHC (the "GAMHC Liquidating Trust").

   G. Whereas, the Rehabilitator has determined that this Reorganization Plan and the Stock Purchase Agreement, assuming the procedures set forth in the Reorganization Plan and the Rehabilitation Order are followed, are fair and equitable to all parties concerned.

                             ARTICLE 1
                   DEFINITIONS AND INTERPRETATION

   Section 1.1  Definitions. In this Reorganization Plan, unless
                -----------
otherwise specifically provided or the context so requires, the following terms shall have the meanings ascribed to them below:

   "Account" has the meaning set forth in Section 11.3 hereof.
    -------

   "Account Fund" has the meaning set forth in Section 11.3 hereof.
    ------------

   "Affiliate" means, with respect to any Person, any other Person
    ---------
who directly or indirectly controls, or is controlled by or is under common control with such Person. "Control," for purposes of this definition, means the power to direct or cause the direction of management or policies of the controlled Person.

   "Approvals" means the consents and approvals of any governmental
    ---------
authority, as defined in the Stock Purchase Agreement, whose consent or approval is necessary or advisable for the consummation of the transactions contemplated by the Stock Purchase Agreement or this Reorganization Plan.

   "Claim" means a right to payment, whether or not such right is
    -----
reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and includes a right to an equitable remedy for breach of performance if such right gives rise to a right to payment.

   "Closing" has the meaning set forth in Section 3.1 of the Stock
    -------
Purchase Agreement.

   "Closing Date" means the date of the Closing.
    ------------

   "Conning" means Conning Corporation, a Missouri corporation.
    -------

   "Conning Subsidiaries" means the Persons listed on Schedule
    --------------------
1.1(c) of the Stock Purchase Agreement.

   "Director" has the meaning specified in the first paragraph
    --------
hereof.

   "Excluded Claims" has the meaning set forth in Section 6.1
    ---------------
hereof.

   "Excluded Claims Channeling Order" has the meaning set forth in
    --------------------------------
Section 6.3 hereof.

   "Final Indemnity Amount" has the meaning set forth in Section
    ----------------------
11.4(c)(iii) hereof.

   "Final Indemnity Estimates" has the meaning set forth in Section
    -------------------------
11.5.4(c)(iii) hereof.

   "Final Plan Confirmation Judgment" means the Plan Confirmation
    --------------------------------
Judgment (I) after such Plan Confirmation Judgment has become final and non-appealable, or (ii) the period for appealing such Plan Confirmation Judgment shall have passed, one or more appeals of such Plan Confirmation Judgment shall have been timely taken and not withdrawn, such Plan Confirmation Judgment shall not have been stayed or reversed as of the Closing, and MetLife has determined, in its sole discretion, exercised in good faith, that such appeals are unlikely to invalidate MetLife's title to the Shares.

   "GAC" has the meaning set forth in Recital A hereof.
    ---

   "GALIC" has the meaning set forth in Recital A hereof.
    -----

   "GAMHC" has the meaning set forth in the first paragraph hereof,
    -----
or a successor in interest.

   "GAMHC Bar Date" has the meaning set forth in Section 6.4 hereof.
    --------------

   "GAMHC Liquidating Trust" has the meaning set forth in Recital F
    -----------------------
hereof.

   "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act
    -------
of 1976, as amended, and the rules and regulations promulgated thereunder.

   "Indemnification Obligations" means any obligation of GAMHC to
    ---------------------------
indemnify MetLife under and in accordance with the Stock Purchase
Agreement.

   "Indemnity Amount" has the meaning set forth in Section 11.4(a)
    ----------------
hereof.

   "Indemnity Claim" has the meaning set forth in Section 11.4(a)
    ---------------
hereof.

   "Indemnity Estimates" has the meaning set forth in Section
    -------------------
11.5.4(a) hereof.

   "Insurance Code" means title XXIV of the Revised Missouri
    --------------
Statutes, Chapter 374 et seq., as amended from time to time to the extent such amendment is made applicable to the Rehabilitation
Proceedings.

   "Interim Agreements" means the agreements entered into by and
    ------------------
between Seller and MetLife pursuant to Article VII of the Stock Purchase Agreement.

   "Member" means, as of any date specified herein or fixed by the
    ------
Rehabilitator or the Rehabilitation Court, as the case may be, any Person determined to be a member of GAMHC or entitled to the benefits of membership of GAMHC on the basis of GALIC's records as of such date and
Article VI of GAMHC's Articles of Incorporation or such other or additional methods or procedures as are specified by the Rehabilitator and approved by the Rehabilitation Court; provided, however, that no
                                          --------  -------
Person shall become a member solely by acquiring a policy or contract issued by GALIC on or after the Closing Date.

   "Membership Interests" means the membership interests of the
    --------------------
Members as determined in accordance with this Reorganization Plan and as evidenced in the Membership Schedule.

   "Membership Schedule" has the meaning set forth in Section 4.2
    -------------------
hereof.

   "MetLife" means Metropolitan Life Insurance Company, a New York
    -------
mutual life insurance company, and any wholly-owned subsidiary to which it may assign its rights under the Stock Purchase Agreement.

   "Notice of Resolution" has the meaning set forth in Section
    --------------------
11.5.5(a) hereof.

   "Notification Package" has the meaning set forth in Section 4.1
    --------------------
hereof.

   "Overbid" has the meaning set forth in the Sale Procedures Order.
    -------

   "Person" means any individual, corporation, partnership, firm, joint
    ------
venture, association, joint-stock company, trust, unincorporated organization, public, governmental, judicial or regulatory authority or body or other entity.

   "Plan Confirmation Judgment" means a written judgment of the
    --------------------------
Rehabilitation Court approving the Reorganization Plan and Stock
Purchase Agreement and containing the terms set forth in Section 8.2 hereof.

   "Plan Confirmation Hearing" is the hearing at which the
    -------------------------
Rehabilitation Court considers the Rehabilitator's request that the Rehabilitation Court approve this Reorganization Plan.

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
   "Purchase Price" means $1,200,000,000 subject to Overbid, and
    --------------
subject to any adjustment in accordance with Section 2.2 of the Stock Purchase Agreement.

   "Recalculated Indemnity Amount" has the meaning set forth in
    -----------------------------
Section 11.4(c)(I) hereof.

   "Recalculated Indemnity Estimates" has the meaning set forth in
    --------------------------------
Section 11.5.4(c)(I) hereof.

   "Rehabilitation Court" has the meaning set forth in Recital A
    --------------------
hereof.

   "Rehabilitation Order" means that certain Order (1) Placing
    --------------------
General American Mutual Holding Company into Rehabilitation; and (2) Approving Notice of the Hearing to Approve Plan of Reorganization entered September 17,1999, as such order may from time to be time be modified, amended or supplemented.

   "Rehabilitation Proceedings" has the meaning set forth in Recital
    --------------------------
A of this Reorganization Plan.

   "Rehabilitator" has the meaning set forth in the first paragraph
    -------------
of this Reorganization Plan.

   "Reorganization Plan" means this Plan of Reorganization, the
    -------------------
Stock Purchase Agreement, the Ancillary Agreements (as such term is used in the Stock Purchase Agreement), any motions and supporting documents filed by the Rehabilitator with respect to the Reorganization Plan and the Plan Confirmation Judgment.

   "RGA" means Reinsurance Group of America, Incorporated, a Missouri
    ---
corporation.

   "RGA Subsidiaries" means the entities listed on Schedule 1.1(d)
    ----------------
of the Stock Purchase Agreement.

   "Sale Procedures Order" means that certain Order Approving
    ---------------------
Certain Matters as to the Acquisition of GenAmerica Corporation by Metropolitan Life Insurance Company entered by the Rehabilitation Court on or about September 17, 1999.

   "Shares" means the 1,000 shares of the common stock of GAC, which
    ------
shares constitute all of the issued and outstanding shares of GAC's capital stock.

   "Special Master" has the meaning set forth in Section 11.4(c)(iii) hereof.
    --------------

   "Stable Value Business" means funding agreements and guaranteed
    ---------------------
investment contracts issued by GALIC.

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
   "Stock Purchase Agreement" means that certain agreement dated as
    ------------------------
of August 26, 1999, together with all exhibits and schedules thereto and as amended from time to time, pursuant to which MetLife is purchasing, and GAMHC is selling, the Shares, a true and correct copy of which is attached hereto as Exhibit "A."

   "Subsidiaries" means the entities listed on Schedule 1.1(b) of
    ------------
the Stock Purchase Agreement.

   "Supervision Proceedings" has the meaning set forth in Recital A
    -----------------------
hereof.

   "Three Year Indemnity Claims" has the meaning set forth in
    ---------------------------
Section 11.5.4(a) hereof.

   "Total Indemnity Cost" has the meaning set forth in Section
    --------------------
11.5.5(a) hereof.

   "Two Year Indemnity Claims" has the meaning set forth in Section
    -------------------------
11.5.3 hereof.

   "Value" has the meaning set forth in Section 11.5.6 hereof.
    -----

   Section 1.2  Rules of Interpretation.  For purposes of this
                -----------------------
Reorganization Plan: (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in this Reorganization Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however,
                                                    --------  -------
that any change to such form, terms, or conditions which is material to a party to such document shall not be modified without such party's consent; (c) any reference in this Reorganization Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified in a particular reference, all references in this Reorganization Plan to paragraphs, Articles and Exhibits are references to paragraphs, Articles and Exhibits of or to this Reorganization Plan; (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to this Reorganization Plan in its entirety rather than to only a particular portion of this Reorganization Plan; and (f) captions and headings to Articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Reorganization Plan.

                             ARTICLE 2
                          AUTHORITY TO ACT

   Section 2.1  Valid Appointment. The Rehabilitator has been duly
                -----------------
and validly appointed to be the Rehabilitator of GAMHC as that term is used in Section 375.1166 of the Insurance Code.

   Section 2.2  Authorization: Enforceable Obligations. The
                --------------------------------------
Rehabilitator has all requisite power, authority and legal right necessary to apply for court approval of this Reorganization Plan and the Stock Purchase Agreement, and subject to the entry of a Final Plan Confirmation Judgment and approval of the Rehabilitation Court, to perform and carry out the transactions contemplated by this Reorganization Plan and the Stock Purchase Agreement upon the terms and subject to the conditions of this Reorganization Plan and the Stock Purchase Agreement.

                             ARTICLE 3
                        CORPORATE AUTHORITY

   Section 3.1   Re-Capitalization of GALIC. Following the Closing,
                 --------------------------
MetLife shall make a capital contribution of up to $120 million to GALIC (or to cause one of its subsidiaries to make such a contribution to GALIC) in accordance with, and to the extent contemplated by, Section
6.20 of the Stock Purchase Agreement.

   Section 3.2  Director Best Efforts. The Rehabilitator, in his
                ---------------------
capacity as Director, shall use his best reasonable efforts to (a) process the request for approval of the change of control for GALIC, RGA and any Missouri-domiciled Subsidiaries within forty-five (45) days of the submission by MetLife of complete applications for such a change of ownership, and; (b) provide reasonable assistance to MetLife in coordinating with other states with respect to expeditiously processing requests by MetLife for Approvals in any other state in which GALIC or the affected Subsidiary currently does business; and (c) expeditiously process any other requests for Approvals submitted to the Director. In addition, the Rehabilitator will seek an order of the Rehabilitation Court providing that, if the Missouri Department of Insurance approves the change of control application of MetLife prior to the Plan Confirmation Hearing, any appeal thereof will be heard by the Rehabilitation Court in connection with the Plan Confirmation Hearing.

                             ARTICLE 4
                 NOTICES TO MEMBERS; POLICYHOLDERS;
                   AND HOLDERS OF EXCLUDED CLAIMS

   Section 4.1   Delivery of Notification Package. The Rehabilitator
                 --------------------------------
shall mail to each Member as of August 31, 1999 at the last known address of such Member as shown on GAMHC's records and to each policyholder of GALIC, (x) general information concerning this Reorganization Plan and the Stock Purchase Agreement, including the last date to file an objection to its approval by the Rehabilitation Court and the form and manner of any such objection and the date, time and place of the hearing to consider the approval of the Reorganization Plan; and (y) any other material reasonably deemed necessary or advisable by the Rehabilitator, to assist Members of GAMHC or policyholders of GALIC in understanding the transaction contemplated by this Reorganization Plan and the Stock Purchase Agreement (such information and material hereinafter referred to as the "Notification Package"). MetLife shall have the opportunity to review the Notification Package prior to its mailing, and shall cooperate with the Rehabilitator in preparing the Notification Package. The Rehabilitator will provide MetLife with a copy of any notice proposed to be sent to Members generally, and an opportunity to comment thereon before sending such notice.

   Section 4.2  Distributions to Members. The Rehabilitator shall
                ------------------------
formulate a schedule of the Members and the Membership Interests (the "Membership Schedule") based upon the books and records of GAMHC and after consultation with actuaries and other appropriate consultants. Such formulation shall, in the judgment of the Rehabilitator, be fair and equitable to the Members. When the Membership Schedule is complete, the Rehabilitator shall give notice to each Member of the basis for determining the amount of Members' Membership Interests. The Rehabilitator shall apply to the Rehabilitation Court for procedures to give the Members notice of the basis for determining the amount of their Membership Interest and an opportunity to object thereto. In the absence of an objection, or after resolution of any objection, the Membership Schedule shall be final and shall be used to allocate any assets to be distributed to Members under this Reorganization Plan. Any distributions made to Members on account of their Membership Interests prior to senior Claims being paid or reserved for in full shall be subject to approval by the Rehabilitation Court. Distributions to Members shall be made as ordered by the Court.

   Section 4.3  Holders of Excluded Claims.  The Rehabilitator shall
                --------------------------
give notice to all Members, and any holder of an Excluded Claim known to the Rehabilitator (after due consultation with GAMHC and a review of the books and records of GAMHC), and shall provide publication notice in such fashion as the Rehabilitation Court shall approve so as to provide notice reasonably calculated to advise any and all holders of Excluded Claims of the last date by which Excluded Claims must be filed, and of the consequences of the failure to so file.

                             ARTICLE 5
           TRANSFERRED ASSETS; ACCESS TO BOOKS AND RECORDS

   Section 5.1  Transfer of Assets by Rehabilitator on Behalf of
                ------------------------------------------------
GAMHC.  Subject to the terms and conditions herein, at the Closing, the
-----
Rehabilitator shall cause GAMHC to, and GAMHC shall, convey to MetLife all of the Rehabilitator's and GAMHC's right, title and interest to the Shares, free and clear of all liens, Claims and encumbrances existing as at the Closing Date, including, without limitation, Claims against or relating to GAMHC, the assets of GAMHC or the interests of the Members in GAMHC or the value thereof.

   Section 5.2  Access to Books and Records. The Rehabilitator shall
                ---------------------------
retain the corporate books and records of GAMHC; provided, however,
                                                 --------  -------
that he shall provide MetLife access to such books and records for reasonable business purposes and the right to copy same upon reasonable notice. MetLife, GAC, GALIC and the Subsidiaries shall provide the Rehabilitator access to the books, files and other data and materials transferred pursuant to the Stock Purchase Agreement for reasonable business purposes and the right to copy same upon reasonable notice.

                             ARTICLE 6
               EXCLUDED CLAIMS AND ASSUMED CONTRACTS

   Section 6.1   Excluded Claims.  An "Excluded Claim" is any Claim
                 ---------------
(I) which is asserted by a Person other than MetLife, (ii) for which MetLife has the right to be indemnified under the Stock Purchase Agreement, and (iii) which is asserted or assertable against GAMHC or MetLife.

   Section 6.2  Failure to File Excluded Claims: Consequences.  The
                ---------------------------------------------
failure to file an Excluded Claim in the manner and by the date required by the Rehabilitation Court shall result in that Claim being forever barred from being asserted against GAMHC, the GAMHC Liquidating Trust, or MetLife; it being the express intention that any and all such Claims are to be asserted against GAMHC or its successor, the GAMHC Liquidating Trust, by the date required by the Rehabilitation Court; provided,
                                                         --------
however, that the foregoing prohibition shall not prevent any payment
-------
from the proceeds of any policy of insurance that covers the liability associated with such Excluded Claim.

   Section 6.3  Order in Aid of Channeling Excluded Claims. In
                ------------------------------------------
addition to the channeling of Claims provided by the Plan Confirmation Judgment, the Rehabilitator shall seek an order from the Rehabilitation Court pursuant to Section 375.1155 of the Insurance Code forever enjoining the assertion of Excluded Claims except as provided for in this Plan (the "Excluded Claims Channeling Order").

   Section 6.4  Bar Date for Claims Against GAMHC. The Rehabilitator
                ---------------------------------
shall seek an order of the Rehabilitation Court fixing the last date by which Claims must be filed against GAMHC (the "GAMHC Bar Date") , and approving the form and manner of notice thereof. The Rehabilitator shall provide notice of the GAMHC Bar Date in accordance with the Rehabilitation Court's order. Failure to file a Claim by the GAMHC Bar Date in accordance with the procedures specified by the Rehabilitation Court will result in such Claim being forever barred from being asserted against GAMHC, its assets or its successors.

                             ARTICLE 7
                        LIQUIDATION OF GAMHC

   Section 7.1  Order of Liquidation. The Rehabilitator may,
                --------------------
consistent with his existing contractual and other obligations, at such time as he deems appropriate after the Closing, apply to the Rehabilitation Court for an order to de-mutualize, liquidate and/or dissolve GAMHC. The Rehabilitator shall provide prior written notice to MetLife of the filing of an application to the Rehabilitation Court for an order to de-mutualize, liquidate and/or dissolve GAMHC. Any such order shall not adversely affect MetLife's rights under the Stock Purchase Agreement or this Reorganization Plan.

   Section 7.2  Liquidating Trust. The Rehabilitator may, at his
                -----------------
sole option, but consistent with his existing contractual and other obligations, apply to the Rehabilitation Court for an order transferring GAMHC's remaining assets, following the consummation of the transactions contemplated by this Reorganization Plan and Stock Purchase Agreement, including the Purchase Price proceeds and the Account, to the GAMHC Liquidating Trust; provided, however, that the GAMHC Liquidating Trust
                   --------  -------
shall assume all obligations of GAMHC under this Reorganization Plan and the Stock Purchase Agreement (specifically including, without limitation, the Indemnification Obligations, and the satisfaction of such obligations shall receive the highest statutorily- permitted priority). Any such order shall not adversely affect MetLife's rights under the Stock Purchase Agreement or this Reorganization Plan.

                             ARTICLE 8
            CONDITIONS PRECEDENT TO CLOSING; TERMINATION

   Conditions Precedent to Closing. Except as otherwise expressly
   -------------------------------
provided herein, the Closing shall not occur unless, prior to or at the Closing, each of the following conditions precedent and the conditions precedent set forth in the Stock Purchase Agreement, is satisfied or, if waivable, waived:

   Section 8.1  Final Plan Confirmation Judgment. There shall be a
                --------------------------------
Final Plan Confirmation Judgment.

   Section 8.2  Terms of the Final Plan Confirmation Judgment. The
                ---------------------------------------------
Final Plan Confirmation Judgment shall be reasonably satisfactory to the Rehabilitator and MetLife and shall contain the following provisions:
(I) that the terms and conditions of this Reorganization Plan and the Stock Purchase Agreement and the transactions contemplated hereby and thereby are fully enforceable; (ii) finding that the consideration received is fair; (iii) holding that the sale of the Shares is free and clear of liens, Claims and encumbrances in accordance with the terms hereof; (iv) finding that this Reorganization Plan and the Stock Purchase Agreement are fair and equitable to all parties concerned; (v) approving the Stock Purchase Agreement; (vi) holding that no closed block will be required to be established for any policyholders of GALIC;
(vii) providing that MetLife shall be entitled to enforce the terms of this Reorganization Plan which grant it rights, benefits or protections;
(viii) granting a judicial lien in favor of MetLife on the Account and the Account Fund to secure the Indemnification Obligations pursuant to
Article 11 hereof; and (ix) containing such other matters relating to this Reorganization Plan or the Stock Purchase Agreement and the transactions contemplated hereby and thereby as the Rehabilitator shall deem necessary or desirable.

   Section 8.3  Orders. The Rehabilitator shall have obtained from
                ------
the Rehabilitation Court any further orders as are necessary or appropriate to the implementation of this Reorganization Plan, the Stock Purchase Agreement, and the transactions contemplated hereby and thereby.

   Section 8.4  Notification Package. The Notification Package shall
                --------------------
have been sent to each Member and policyholder in accordance with
Section 4.1.

   Section 8.5  No Prohibition. No temporary restraining order,
                --------------
preliminary or permanent injunction or other order, issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Reorganization Plan shall be in effect. Further, all Approvals of Governmental Authorities (as such term is defined in the Stock Purchase Agreement) required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

                             ARTICLE 9
             ADDITIONAL COVENANTS OF THE REHABILITATOR

   Section 9.1  Final Plan Confirmation Judgment.  The Rehabilitator
                --------------------------------
shall take all reasonable actions to make the Final Plan Confirmation Judgment and Excluded Claims Channeling Order binding on all interested parties and subject to full faith and credit in all state and Federal courts and any other applicable jurisdictions.

   Section 9.2  Rehabilitator to Use Best Efforts to Obtain Final
                -------------------------------------------------
Plan Confirmation Judgment.  The Rehabilitator shall use his best
--------------------------
efforts to obtain the Final Plan Confirmation Judgment with respect to this Reorganization Plan and the Stock Purchase Agreement as promptly as possible.

   Section 9.3  Cooperation to Obtain Orders and Judgments. The
                ------------------------------------------
Rehabilitator and MetLife shall cooperate with and assist each other in securing such orders and judgments from the Rehabilitation Court as are reasonably deemed necessary or desirable in order to carry out the provisions of this Reorganization Plan and the Stock Purchase Agreement.

   Section 9.4  Delivery of Motion, Notice, etc. Copies of any
                -------------------------------
motion or notice filed with the Rehabilitation Court or with any other Person by the Rehabilitator as contemplated by this Reorganization Plan and of any order issued by the Rehabilitation Court to the Rehabilitator shall be provided to MetLife and its counsel by the Rehabilitator. The Rehabilitator shall make his best effort to provide copies of motions or notices to MetLife prior to filing them with the Rehabilitation Court.

   Section 9.5  Operation of GAMHC. GAMHC shall operate its business
                ------------------
consistent with the terms and conditions of this Reorganization Plan and the Stock Purchase Agreement from the date of this Reorganization Plan through the Closing Date. The parties acknowledge that the Rehabilitation Proceedings may impose restrictions on the operation of the business of GAMHC and the Supervision Proceedings may impose restrictions on GALIC.

   Section 9.6  Orderly Transition. Prior to Closing, the
                ------------------
Rehabilitator and the Director, as administrative supervisor of GALIC, shall permit MetLife and its employees, agents and consultants to assist the Rehabilitator in the management and operation of GALIC in order to facilitate an effective and orderly transition of the GALIC business.

                             ARTICLE 10
                              CLOSING

   Section 10.1  Closing. The Closing shall take place as provided
                 -------
in Article 3 of the Stock Purchase Agreement.

                             ARTICLE 11
             ADMINISTRATION OF PURCHASE PRICE PROCEEDS

   Section 11.1  Receipt of Purchase Price. The Purchase Price
                 -------------------------
proceeds shall be immediately paid into the Account (as defined below) by or at the direction of the Rehabilitator, to be held and administered pursuant to this Article.

   Section 11.2 Liens. Title to the Purchase Price proceeds shall
                -----
vest in the Rehabilitator pursuant to Section 375.1166.1 of the Insurance Code, subject to a perfected, first priority judicial lien upon such Purchase Price proceeds, the Account (as defined below), all assets comprising the Account Fund (as defined below), all additions to, and proceeds, renewals, investments, reinvestments and substitutions of the foregoing, and all instruments, receipts and certificates evidencing any of the foregoing (collectively, the "Collateral") in favor of MetLife, which lien shall be created or confirmed by the Plan Confirmation Judgment. In addition, effective upon the occurrence of the Closing and the payment of the Purchase Price in accordance with the terms of this Reorganization Plan, the Rehabilitator hereby grants a perfected, first priority security interest in favor of MetLife in the Collateral. The foregoing security interest shall be created or confirmed as a perfected, first priority security interest by the Plan Confirmation Judgment. The foregoing perfected, first priority judicial lien and perfected, first priority security interest are collectively referred to as the MetLife Lien. The MetLife Lien shall secure the Indemnification Obligations in accordance with the terms of this Article
11. MetLife shall not be permitted to exercise the remedies of a secured creditor in respect of the MetLife Lien without permission from the Rehabilitation Court. Notwithstanding the foregoing, the MetLife Lien shall be deemed released, without any additional act or requirement, from that portion of the Collateral disbursed from the Account in accordance with Sections 11.5, 11.8 or 11.9 hereof, such release to take effect at the time of such disbursement.

   Section 11.3  Securities Account. The Purchase Price proceeds
                 ------------------
shall at all times be maintained in a securities account ("the Account"), which shall be administered as set forth in this Article.
The Account shall be established in the name of General American Mutual Holding Company In Rehabilitation at such Missouri commercial banking institution as the Rehabilitation Court shall designate. The Purchase Price proceeds, as invested and as increased by the earnings thereon and reduced by any distributions pursuant to this Article shall be referred to as the "Account Fund." Only the Account Fund shall be kept in the Account.

   Section 11.4 Distributions from the Account Fund to MetLife.
                ----------------------------------------------

        (a) From time to time MetLife (on its own behalf or on behalf of any of MetLife's directors, officers, employees or Affiliates, or any successor or assign of any of them) may deliver to the Rehabilitator a notice that MetLife is making an indemnity claim under
Section 8.1 or Section 10.2 of the Stock Purchase Agreement in accordance with the terms set forth in Article VIII and Article X thereof (an "Indemnity Claim"), which notice shall set forth the amount of the Indemnity Claim as determined by MetLife in good faith (the "Indemnity Amount"), and shall include information in reasonable detail showing the basis of the Indemnity Claim and the calculation of the Indemnity Amount.

        (b) Within thirty days after receipt of notice of an Indemnity Claim, the Rehabilitator shall notify MetLife in writing whether the Rehabilitator agrees or disagrees with the Indemnity Claim or Indemnity Amount. In the event that the Rehabilitator agrees with the Indemnity Claim and Indemnity Amount, the Rehabilitator shall promptly request approval of the Rehabilitation Court to distribute the Indemnity Amount to MetLife. Within five business days after receiving the approval (and the exhaustion of any appeal rights), the Rehabilitator shall pay out of the Account Fund (by wire transfer of immediately available funds) the Indemnity Amount to MetLife.

          (c) In the event that the Rehabilitator disagrees with the Indemnity Claim or Indemnity Amount:

               (i) The Rehabilitator's notice to MetLife of such disagreement shall specify the nature of such disagreement, the reason therefor and the amount, if any, of the Indemnity Claim as determined by the Rehabilitator in good faith (the "Recalculated Indemnity Amount"), and shall include information in reasonable detail showing the calculation of the Recalculated Indemnity Amount. The Rehabilitator's notice shall also include the names of three people with reputations for expertise in the area relating to the Indemnity Claim.

               (ii)  Within ten days after receipt of the
Rehabilitator's notice of disagreement, MetLife shall send a notice to the Rehabilitator setting forth the names of three people with reputations for expertise in the area relating to the Indemnity Claim.

               (iii) Within five days after receipt of MetLife's
notice of names, MetLife and the Rehabilitator shall present to the Rehabilitation Court the names of up to four people, up to two of whom shall be selected by the Rehabilitator from MetLife's list and up to two of whom shall be selected by MetLife from the Rehabilitator's list. The Rehabilitation Court may either hear the dispute itself or it may select one of such people, or another person, to serve as the special master (the "Special Master") to evaluate the Claim and to deliver to MetLife and the Rehabilitator its determination of the amount of the Indemnity Claim (the "Final Indemnity Amount"); provided, however, that the
                                      --------  -------
Final Indemnity Amount shall not be higher or lower than the range determined by the Indemnity Amount and the Recalculated Indemnity Amount of such Indemnity Claim. Subject to any appeal to the Rehabilitation Court within five days after the Special Master's determination, and the Rehabilitation Court's review and approval or redetermination, and subject to any further appeals to which the parties are entitled, the determination of the Final Indemnity Amount shall be final and binding upon the Rehabilitator and MetLife. Within five business days after the receipt of the determination of the Final Indemnity Amount or the later approval or redetermination of the Rehabilitation Court and the exhaustion of any further appeal rights, the Rehabilitator shall pay out of the Account Fund (by wire transfer of immediately available funds) the Final Indemnity Amount or the redetermined Final Indemnity Amount to MetLife.

     Section 11.5 Distributions from the Account Fund to the
                  ------------------------------------------
Rehabilitator.
-------------

     Section 11.5.1 Expenses and Taxes. From time to time the
                    ------------------
Rehabilitator may deliver to MetLife a request for disbursement from the Account Fund of the reasonable out-of-pocket costs and expenses incurred by the Rehabilitator and GAMHC in rehabilitation in connection with the Rehabilitation Proceedings, reasonable out-of-pocket expenses incurred in the ordinary course of business by the Rehabilitator and GAMHC in rehabilitation, the valid statutory and contractual obligations of GAMHC in rehabilitation and any and all Taxes (as such term is defined in the Stock Purchase Agreement) which become due and payable and for which the Rehabilitator or GAMHC becomes obligated. Within thirty days after receipt of the Rehabilitator's request, MetLife shall notify the Rehabilitator in writing whether MetLife agrees or disagrees with the request. In the event that MetLife agrees with the request, it shall provide a notice to the Rehabilitator so stating and the Rehabilitator may withdraw the requested amount from the Account Fund and deposit it in the Rehabilitator's general account free and clear of the MetLife Lien and of the Indemnification Obligations. In the event that MetLife disagrees with the request, the disagreement shall be submitted to the Rehabilitation Court for review and determination of the amount to be released pursuant to this Section 11.5.1. In the event that the procedures set forth in this section do not permit the Rehabilitator to pay in a timely manner the reasonable, out-of-pocket expenses incurred by the Rehabilitator or by GAMHC in rehabilitation in connection with the Rehabilitation Proceedings, and the reasonable, out-of-pocket expenses incurred in the ordinary course of business of GAMHC in rehabilitation, the Rehabilitator may petition the Rehabilitation Court for such changes in such procedures as will allow the Rehabilitator to make such payments in a timely manner.

     Section 11.5.2 Initial Distribution. On a date that is 60 days
                    --------------------
after the Closing Date, and subject to the receipt of all necessary Rehabilitation Court and regulatory approvals therefor, which shall be certified to the Rehabilitation Court by the Rehabilitator, the Rehabilitator may withdraw from the Account and deposit in the Rehabilitator's general account, free and clear of the MetLife Lien and of the Indemnification Obligations, an amount equal to 20% of the Account Fund on such date.

     Section 11.5.3 Two Year Distribution.  Not later than the
                    ---------------------
fifth business day following the second anniversary of the Closing Date, MetLife shall deliver to the Rehabilitator a summary analysis of the Indemnity Claims pending on or actually threatened as of such date (the "Two Year Indemnity Claims"), which analysis shall include MetLife's estimate of the aggregate Value of all Two Year Indemnity Claims. Based upon such summary analysis, in the sole discretion of MetLife, MetLife may determine to release the MetLife Lien and Indemnification Obligations with respect to a portion of the Account Fund.

     Section 11.5.4 Three Year Distribution.
                    -----------------------

          (a) Not later than the fifth business day following the third anniversary of the Closing Date, MetLife shall deliver to the Rehabilitator a list of Indemnity Claims pending on or actually threatened as of such date (the "Three Year Indemnity Claims") and an estimate of the Value of each such Three Year Indemnity Claim as determined by MetLife in good faith (collectively, the "Indemnity Estimates"), along with information in reasonable detail showing the basis of the Three Year Indemnity Claims and the calculation of the Indemnity Estimates.

          (b) Within thirty days after receipt of the Indemnity Estimates, the Rehabilitator shall notify MetLife in writing whether the Rehabilitator agrees with all of the Indemnity Estimates or disagrees with any of the Indemnity Estimates. In the event that Rehabilitator agrees with all of the Indemnity Estimates, the Rehabilitator shall so notify MetLife and the Rehabilitator may then withdraw from the Account and deposit in the Rehabilitator's general account free and clear of the MetLife Lien and of the Indemnification Obligations, the difference between the Account Fund on such date and the Indemnity Estimates.

          (c) In the event that the Rehabilitator disagrees with any of the Indemnity Estimates:

               (i) The Rehabilitator's notice to MetLife of such disagreement shall specify the particular Three Year Claims the Indemnity Estimates with respect to which the Rehabilitator disagrees, the nature of such disagreements, the reasons therefor and an estimate of the Value, if any, of each such Three Year Claim as determined by the Rehabilitator in good faith (collectively, the "Recalculated Indemnity Estimates"), and shall include information in reasonable detail showing the calculation of the Recalculated Indemnity Estimates. The Rehabilitator's notice shall also include the names of three people with reputations for expertise in each of the areas relating to the Three Year Indemnity Claims in dispute. Upon so notifying MetLife, the Rehabilitator may withdraw from the Account and deposit in the Rehabilitator's general account free and clear of the MetLife Lien and of the Indemnification Obligations, the difference between the Account Fund on such date and the Indemnity Estimates.

               (ii)  Within ten days after receipt of the
Rehabilitator's notice of disagreement, MetLife shall send a notice to the Rehabilitator setting forth the names of three people with reputations for expertise in each of the areas relating to the Three Year Indemnity Claims in dispute.

               (iii) MetLife and the Rehabilitator shall present to
the Rehabilitation Court the names of up to four people for each of the areas relating to the Three Year Indemnity Claims in dispute, up to two of whom shall be selected by the Rehabilitator from MetLife's list and up to two of whom shall be selected by MetLife from the Rehabilitator's list. The Rehabilitation Court may either hear the dispute itself or it may select one of such people, or another person, to serve as the Special Master to evaluate the Three Year Indemnity Claims in dispute in his or her area of expertise. The Special Master shall deliver to MetLife, the Rehabilitator and the Rehabilitation Court its determination of the estimate of the Value of each such Three Year Indemnity Claim (the "Final Indemnity Estimates"); provided,
                                                   ---------
however, that the Final Estimate for each such Three Year Indemnity
-------
Claim shall not be higher or lower than the range determined by the Indemnity Estimate and the Recalculated Indemnity Estimate of such Three Year Indemnity Claim. Subject to any appeal to the Rehabilitation Court within five days after the Special Master's determination, and the Rehabilitation Court's review and approval or redetermination, and subject to any further appeals to which the parties are entitled, the determination of the Final Indemnity Estimates shall be final and binding upon the Rehabilitator and MetLife. After the receipt of the Rehabilitation Court's approval of the determination of the Final Indemnity Estimates or the later redetermination of the Rehabilitation Court and the exhaustion of any further appeal rights, the Rehabilitator may withdraw from the Account and deposit in the Rehabilitator's general account free and clear of the MetLife Lien and of the Indemnification Obligations, the difference between MetLife's Indemnity Estimates for the Three Year Indemnity Claims in dispute and the Final Indemnity Estimates for such Three Year Indemnity Claims or the redetermination of such difference.

     Section 11.5.5 Releases Upon Resolution of Three Year Indemnity
                    ------------------------------------------------
Claims.
------

     (a) Within five days after the final and non-appealable resolution of each Three Year Indemnity Claim and the distribution by the Rehabilitator of all Indemnity Amounts and Final Indemnity Amounts in respect of such Three Year Indemnity Claim to MetLife (collectively, the "Total Indemnity Cost"), MetLife shall notify the Rehabilitator in writing of the resolution, the Total Indemnity Cost, and the Final Indemnity Estimate or the Indemnity Estimate (as the case may be) of such Three Year Indemnity Claim ("Notice of Resolution").

     (b) If the Total Indemnity Cost is less than the Final Indemnity Estimate or the Estimate (as the case may be) of such Three Year Indemnity Claim, the Rehabilitator may withdraw from the Account Fund and deposit in the Rehabilitator's general account free and clear of the MetLife Lien and of the Indemnification Obligations, the difference between the Total Indemnity Cost and the Final Indemnity Estimate or the Indemnity Estimate (as the case may be) of such Three Year Indemnity Claim.

     Section 11.5.6 Definition of Value.  For purposes of this
                    -------------------
Article 11, "Value" means a reasonable worst case total cost of the relevant Three Year Indemnity Claim or Claims upon the final, non-appealable resolution thereof.

     Section 11.6 Investment.  The Account Fund shall be invested in
                  ----------
one or more of the following: (i) marketable direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or any agency or instrumentality thereof; (ii) commercial paper rated at the time of purchase in the single highest classification by not less than two standard rating services and maturing not more than 270 days after the date of purchase; and (iii) such other investments (x) which constitute investment property of the type specified in clauses (i), (ii) or (iii) of the definition of investment property set forth in Article 9 of the Missouri Uniform Commercial Code, (y) are subject to the MetLife Lien, and (z) as are recommended by the Rehabilitator, reasonably agreed to by MetLife, and approved by the Rehabilitation Court.

     Section 11.7 Information.  The Rehabilitator shall furnish to
                  -----------
MetLife any information regarding the Account Fund which MetLife may reasonably request.

     Section 11.8 Fees and Expenses of the Depository Bank.  All
                  ----------------------------------------
expenses incurred by the Rehabilitator to maintain and administer the Account, including the fees and expenses of the depository bank, shall be payable out of the Account Fund, subject to approval of the Rehabilitation Court, free and clear of the MetLife Lien and of the Indemnification Obligations.

     Section 11.9 Fees and Expenses of Special Masters. The fees and
                  ------------------------------------
expenses of any special master appointed pursuant to this Article 11 shall be payable out of the Account Fund, subject to the approval of the Rehabilitation Court, free and clear of the MetLife Lien and of the Indemnification Obligations.

     Section 11.10 Further Assurances. The Rehabilitator shall
                   ------------------
provide reasonable assistance to MetLife to implement and to give effect to the provisions of this Article, including without limitation executing, acknowledging, delivering, filing and recording such other documents or instruments as MetLife may reasonably request to further evidence and to give further notice of the MetLife Lien; provided,
                                                         ---------
however, that such acts shall expressly not include executing or
-------
permitting the execution of a control agreement with respect to the Account or any other document or instrument of similar import or which expands MetLife's rights beyond those intended to be granted hereby.

                             ARTICLE 12
                         GENERAL PROVISIONS

     Section 12.1  Entire Document.  This Reorganization Plan and the
                   ---------------
Stock Purchase Agreement (including the exhibits and schedules attached hereto and thereto, and any Ancillary Agreements or Interim Agreements entered into pursuant to the Stock Purchase Agreement) constitute the entire agreements among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Reorganization Plan or the Stock Purchase Agreement.

     Section 12.2 No Assignment.  None of the rights or obligations
                  -------------
of any person under this Reorganization Plan may be assigned or transferred to or assumed by any other person, except as expressly provided herein or in the Stock Purchase Agreement.

     Section 12.3 Governing Law.  This Reorganization Plan shall be
                  -------------
governed and construed in accordance with the laws of the State of Missouri, including the Insurance Code, applicable to agreements made and to be performed entirely within the State of Missouri, without giving effect to the principles of conflicts of law thereof, and jurisdiction and venue for any action arising under this Reorganization Plan shall be in the Rehabilitation Court.

     Section 12.4 No Benefits to Others.  Any representations,
                  ---------------------
warranties, covenants and agreements contained in this Reorganization Plan, and in the certificate appended hereto, are for the sole benefit of the Rehabilitator, GAMHC, and MetLife and their permitted successors and assigns, and they shall not be construed as conferring any rights on any other Person.

     Section 12.5 Notices.  Any notice, request, demand, waiver,
                  -------
consent, approval or other communication required or permitted to be made hereunder shall be in writing and shall be deemed given only if delivered by hand, or mailed by certified or registered mail with postage prepaid and return receipt requested, or sent by facsimile transmission, as follows:

     (a)  If to the Director, the Rehabilitator or GAMHC, to:
             General American Mutual Holding Company
             700 Market Street
             St. Louis, MO 63101
             Att'n:  Robert Banstetter, Esq.

             with concurrent copies to:
             Missouri Department of Insurance
             Harry S Truman State Office Building, Room 630
             301 West High Street
             Jefferson City, MO 65102
             Attention:  Eric A. Martin, Esq., General Counsel

             Sidley & Austin
             One First National Plaza
             55th Floor
             Chicago, IL 60603

             Attention:  Richard G. Clemens,Esq.
                         James R. Stinson, Esq.

             Sidley & Austin
             555 West Fifth Street
             40th Floor
             Los Angeles, CA. 90013
             Attention:  Thomas E. Patterson, Esq.

             LeBoeuf, Lamb, Greene & MacRae, LLP
             1875 Connecticut Ave. N.W.
             Washington, D.C. 20009
             Att'n:  Cecilia Kempler, Esq.

             Carson & Coil, P.C.
             515 E. High Street
             P.O. Box 28
             Jefferson City, MO 65102
             Att'n:  Dana L. Frese

     (b)  If to MetLife, to:
             Metropolitan Life Insurance Company
             One Madison Avenue
             New York, N.Y. 10010-3690
             Att'n:  Robert Einstein

             with concurrent copies to
             Dewey Ballantine LLP
             1301 Avenue of the Americas
             New York, N.Y. 10019
             Att'n:  Jonathan L. Freedman, Esq.
                     Jeff S. Liebmann, Esq.

             Polsinelli, White, Vardeman & Shalton
             127 E. High Street
             P.O. Box 275
             Jefferson City, MO 65101
             Att'n:  Lewis E. Melahn
or to such other address as may be designated by a person by written notice to the other persons set forth in this notice provision. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, sent by facsimile (with confirmation of receipt) or mailed.

     Section 12.6 Severability.  If any provision of this
                  ------------
Reorganization Plan is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the provisions of this Reorganization Plan shall remain in full force and effect. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

     Section 12.7 Counterparts.  This Reorganization Plan may be
                  ------------
executed in any number of counterparts, each of which executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. It shall not be necessary that any one counterpart be signed by all of the parties hereto as long as each of the parties hereto has signed at least one counterpart.

     Section 12.8 Liability of the Rehabilitator.  The Rehabilitator
                  ------------------------------
proposes this Reorganization Plan only in his representative capacity as Rehabilitator of GAMHC and not individually, and the parties hereto agree and acknowledge that the Rehabilitator shall not have any personal liability in any capacity for any matters or obligations hereunder, and further that the State of Missouri and shall have no liability with respect hereto.

     Section 12.9 Modification of the Reorganization Plan. In the
                  ---------------------------------------
event there is a Qualifying Competing Proposal (as such term is defined in the Sale Procedures Order) which is approved by the Rehabilitation Court, this Reorganization Plan may be amended to the extent necessary to give effect and to implement such Qualifying Competing Proposal without further notice. The Plan may also be modified to cure an ambiguity or inconsistency, to correct any mistake, or to correct a manifest omission without further notice.

     IN WITNESS WHEREOF, the parties hereto have executed this Reorganization Plan as of the day and year first above written.

               KEITH WENZEL, Director of Insurance, State of Missouri,
                    in his capacity as Rehabilitator and not in his individual capacity



               By:  /s/ Keith Wenzel
                    ----------------

               Title:

               GENERAL AMERICAN MUTUAL HOLDING COMPANY
               by Keith Wenzel, in his capacity as Rehabilitator and not in his individual capacity



               By:  /s/ Keith Wenzel
                    ----------------

        CERTIFICATE OF METROPOLITAN LIFE INSURANCE COMPANY
        --------------------------------------------------

     1. This Certificate is made as of September 17, 1999 by Metropolitan Life Insurance Company. (Otherwise undefined capitalized terms have the meaning ascribed to them in the Plan of Reorganization to which this Certificate is appended.) MetLife hereby certifies (i) that, upon entry of the Final Plan Confirmation Judgment, the General American Mutual Holding Company Plan of Reorganization to which this Certificate is appended satisfies the condition specified in Section 9.3(e) of the Stock Purchase Agreement and any other condition or covenant of GAMHC to the extent it concerns the Reorganization Proceeding or a Reorganization Plan contained in the Stock Purchase Agreement, (ii) that the entry of the Final Plan Confirmation Judgment will satisfy any condition or covenant pertaining to Missouri judicial approvals required with respect to the Reorganization Proceeding or the Reorganization Plan, and (iii) hereby makes, as of August 26, 1999, to the Rehabilitator the representations and warranties made by MetLife to Seller in the Stock Purchase Agreement as though fully set forth in this Certificate.

     2. MetLife covenants to take the following actions: (i) to act in mutual cooperation with the Rehabilitator and provide to the Rehabilitator all reasonable assistance in furtherance of the implementation and effectuation of this Reorganization Plan and the Stock Purchase Agreement; (ii) to use commercially reasonable efforts to obtain all necessary approvals of this Reorganization Plan and the Stock Purchase Agreement and to satisfy the conditions to closing set forth in the Stock Purchase Agreement; and (iii) to perform all acts in accordance with Section 6.7 of the Stock Purchase Agreement.

     3. Subject only to the terms of Article 11 of the Reorganization Plan, so long as the Rehabilitation Court has jurisdiction over the Rehabilitation Proceedings, MetLife agrees, to the maximum extent permitted by law, to submit to the exclusive jurisdiction of and venue in the Rehabilitation Court with respect to any disputes arising out of or relating to the Reorganization Plan or the Stock Purchase Agreement, that is (i) between MetLife and the Rehabilitator, or (ii) among (x) the Rehabilitator or MetLife, on the one hand, and) any creditors, shareholders, Members or policyholders of GAMHC or the Subsidiaries, on the other hand (other than a proceeding in which, of the foregoing entities, only MetLife and one or more Subsidiaries, RGA, any RGA Subsidiary, Conning or any Conning Subsidiary, are parties, except to the extent the Claims in such action give rise to an Indemnification Obligation).

     4.    MetLife covenants, following the Closing Date, as follows:
(i) all guaranteed benefits under policies of GALIC shall remain general obligations of GALIC in accordance with the terms of such policies; (ii) policyholder obligations will remain the obligation of GALIC or the applicable insurance company subsidiary; and (iii) premiums, benefits, guarantees, interest crediting rates, values, dividend rights or other terms of insurance policies or contracts will not be changed as a direct result of the sale to MetLife.



                         METROPOLITAN LIFE INSURANCE COMPANY
                         a New York mutual life insurance company



                         By:  /s/ Terence I. Lennon
                              ---------------------
                            Name:Terence I. Lennon
                            Title: Executive Vice President

=====================================================================





                      STOCK PURCHASE AGREEMENT


                           BY AND BETWEEN


              GENERAL AMERICAN MUTUAL HOLDING COMPANY


                                AND


                METROPOLITAN LIFE INSURANCE COMPANY


                    DATED AS OF AUGUST 26, 1999





=====================================================================

                                      TABLE OF CONTENTS


                                                                                      PAGE
ARTICLE I

      DEFINITIONS

      Section 1.1    Definitions                                                         1

ARTICLE II

      PURCHASE OF SHARES

      Section 2.1    Purchase of Shares                                                 11
      Section 2.2    Adjustment of Purchase Price                                       11

ARTICLE III

      THE CLOSING

      Section 3.1    Closing                                                            12
      Section 3.2    Closing Deliveries                                                 12

ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF SELLER

      Section 4.1    Organization and Related Matters                                   13
      Section 4.2    Subsidiaries                                                       14
      Section 4.3    Authority; No Violation                                            15
      Section 4.4    Consents and Approvals                                             15
      Section 4.5    Stock Ownership                                                    16
      Section 4.6    Financial Statements                                               17
      Section 4.7    No Other Broker                                                    19
      Section 4.8    Legal Proceedings                                                  19
      Section 4.9    Undisclosed Liabilities                                            20
      Section 4.10   Compliance with Applicable Law;
                     Insurance Operations                                               20
      Section 4.11   Absence of Certain Changes                                         21
      Section 4.12   Technology and Intellectual Property                               23
      Section 4.13   Employee Benefit Plans; ERISA                                      24
      Section 4.14   Taxes                                                              25
      Section 4.15   Contracts                                                          26
      Section 4.16   Portfolio Investments                                              26
      Section 4.17   Liabilities and Reserves                                           26
      Section 4.18   Title to Assets                                                    28
      Section 4.19   Transactions with Certain Persons                                  28
      Section 4.20   Reinsurance and Retrocessions                                      28
      Section 4.21   Environmental Laws                                                 29
      Section 4.22   Insurance Coverage                                                 30
      Section 4.23   Year 2000                                                          30
      Section 4.24   RGA and Conning                                                    30
      Section 4.25   State Takeover Statutes and Shareholder
                     Rights Plans                                                       30
      Section 4.26   Insurance Issued                                                   31
      Section 4.27   Real Property                                                      33




                                                                                      PAGE
ARTICLE V

      REPRESENTATIONS AND WARRANTIES OF BUYER

      Section 5.1    Organization and Related Matters                                   33
      Section 5.2    Authority; No Violation                                            33
      Section 5.3    Consents and Approvals                                             34
      Section 5.4    Legal Proceedings                                                  34
      Section 5.5    Investment Intent of Buyer                                         35
      Section 5.6    No Other Broker                                                    35
      Section 5.7    Financing                                                          35

ARTICLE VI

      COVENANTS

      Section 6.1    Conduct of Business                                                35
      Section 6.2    Public Announcements                                               36
      Section 6.3    Expenses                                                           36
      Section 6.4    Access; Certain Communications                                     36
      Section 6.5    Reorganization Plan                                                38
      Section 6.6    Regulatory Matters; Third Party
                     Consents                                                           38
      Section 6.7    Further Assurances                                                 40
      Section 6.8    Notification of Certain Matters                                    40
      Section 6.9    Maintenance of Records                                             41
      Section 6.10   Service Under Employee Plans                                       41
      Section 6.11   Benefits Under Employee Plans                                      42
      Section 6.12   Company Confidentiality Agreements                                 42
      Section 6.13   No Solicitations                                                   42
      Section 6.14   Policy Credits and Dividends in Respect
                     of Tax-Qualified Retirement Contracts                              44
      Section 6.15   Alternative Structure                                              44
      Section 6.16   Employment                                                         44
      Section 6.17   Headquarters; Local Activities                                     44
      Section 6.18   Dividends                                                          44
      Section 6.19   Investment Advisory Agreements                                     45
      Section 6.20   Capital Contribution                                               45
      Section 6.21   Change of Control Agreements                                       45

ARTICLE VII

      INTERIM ARRANGEMENT

      Section 7.1    Interim Agreements                                                 45





                                                                                      PAGE
ARTICLE VIII

      TAX MATTERS

      Section 8.1    Indemnity                                                          46
      Section 8.2    Tax Allocation Agreement Payments                                  48
      Section 8.3    Returns and Payments                                               49
      Section 8.4    Refunds                                                            50
      Section 8.5    Contests                                                           50
      Section 8.6    Section 338(h)(10) Election                                        50
      Section 8.7    Time of Payment                                                    52
      Section 8.8    Cooperation and Exchange of Information                            53
      Section 8.9    Conveyance Taxes                                                   53
      Section 8.10   Miscellaneous                                                      54

ARTICLE IX

      CONDITIONS TO CLOSING

      Section 9.1    Conditions to Buyer's Obligations                                  54
      Section 9.2    Conditions to Seller's Obligations                                 55
      Section 9.3    Mutual Conditions                                                  56

ARTICLE X

      SURVIVAL OF REPRESENTATIONS, WARRANTIES,
      COVENANTS AND AGREEMENTS; INDEMNIFICATION

      Section 10.1   Survival                                                           57
      Section 10.2   Obligation of Seller to Indemnify                                  57
      Section 10.3   Obligation of Buyer to Indemnify                                   58
      Section 10.4   Notice and Opportunity to Defend Against
                     Third Party Claims                                                 58
      Section 10.5   Net Indemnity                                                      59
      Section 10.6   Tax Indemnification                                                59
      Section 10.7   Limits on Indemnification                                          59

ARTICLE XI

      TERMINATION

      Section 11.1   Termination                                                        60
      Section 11.2   Obligations upon Termination                                       62
      Section 11.3   Termination Fee                                                    62

ARTICLE XII

      MISCELLANEOUS

      Section 12.1   Amendments                                                         62
      Section 12.2   Entire Agreement                                                   62
      Section 12.3   Interpretation                                                     63





                                                                                      PAGE
      Section 12.4   Severability                                                       63
      Section 12.5   Notices                                                            63
      Section 12.6   Binding Effect; Persons Benefitting; No
                     Assignment                                                         64
      Section 12.7   Counterparts                                                       64
      Section 12.8   No Prejudice                                                       65
      Section 12.9   Governing Law                                                      65
      Section 12.10  Specific Performance                                               65

                         SCHEDULES

Schedule 1.1(a)   Life Insurance Subsidiaries
Schedule 1.1(b)   Subsidiaries
Schedule 1.1(c)   Conning Subsidiaries
Schedule 1.1(d)   RGA Subsidiaries
Schedule 1.1(e)   Tax Allocation Agreements
Schedule 3.2(b)   Good Standing Certificates
Schedule 4.2      Subsidiary Information
Schedule 4.3(b)   No Violation, Conflicts or Breaches
Schedule 4.4      Consents and Approvals
Schedule 4.5      Stock Ownership
Schedule 4.8      Legal Proceedings
Schedule 4.9      Undisclosed Liabilities
Schedule 4.10     Compliance with Applicable Law;
                    Insurance Operations
Schedule 4.11     Absence of Certain Changes
Schedule 4.12     Technology and Intellectual Property
Schedule 4.13     Employee Benefit Plans; ERISA
Schedule 4.14     Taxes
Schedule 4.15     Contracts
Schedule 4.17(a)  Liabilities
Schedule 4.17(b)  Reserves
Schedule 4.18     Title to Assets
Schedule 4.19     Transactions with Certain Persons
Schedule 4.20     Reinsurance and Retrocessions
Schedule 4.21     Environmental Laws
Schedule 4.23     Year 2000
Schedule 4.24     SEC Agreements
Schedule 4.26     Insurance Issued
Schedule 4.27     Real Property
Schedule 5.3      Buyer's Consents and Approvals
Schedule 6.10     Service Under Employee Plans


                          EXHIBITS

Exhibit A         Certain Terms of Plan of Reorganization
Exhibit B         Form of Escrow Agreement

                      STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT, dated as of August 26, 1999, by and between GENERAL AMERICAN MUTUAL HOLDING COMPANY, a Missouri mutual insurance holding company ("Seller"), and METROPOLITAN LIFE INSURANCE COMPANY, a New York mutual life insurance company ("Buyer").

                              RECITALS

          WHEREAS, Seller is the owner of 1,000 shares (the "Shares") of the common stock, no par value, of GenAmerica Corporation, a Missouri corporation (the "Company"), which Shares constitute all of the issued and outstanding shares of the Company's capital stock; and

          WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Shares, upon the terms and subject to the conditions set forth herein and pursuant to a plan of reorganization containing the terms specified in Exhibit A and such other terms as are reasonably acceptable to Buyer and Seller (as amended from time to time, the "Reorganization Plan") to be implemented through a proceeding (the "Reorganization Proceeding") proposed to be commenced under the Missouri Insurance Code.

          NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties agree as follows:


                             ARTICLE I

                            DEFINITIONS

          Section 1.1    Definitions.  For all purposes of this
                         -----------
Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Action" means any legal, administrative, arbitration or other similar proceeding, claim, action or governmental or regulatory investigation of any nature.

          "Actual Section 338(h)(10) Tax Liability" has the meaning set forth in Section 8.6(c).

          "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person. The term "control", for the purposes of this definition, means the power to direct or cause the direction of the management or policies of the controlled Person.

          "Agreement" means this Stock Purchase Agreement, including the Schedules and Exhibits hereto, as it may hereafter be amended from time to time.

          "Allocation" has the meaning set forth in Section 8.6(b).

          "Alternative Transaction" has the meaning set forth in
Section 6.13(b).

          "Ancillary Agreements" means the Escrow Agreement, and any other agreements entered into by Buyer and Seller in connection with the interim arrangements described in Article VII.

          "Applicable Insurance Laws" has the meaning set forth in
Section 4.17(b).

          "Applicable Law" means any federal, state, local or foreign law (including common law), statute, ordinance, rule, regulation, permit, regulatory agreement with a Governmental Authority, order, writ, injunction, judgment or decree applicable to a Person or any such Person's subsidiaries, properties, assets, officers, directors, employees or agents.

          "Asserted Liability" has the meaning set forth in Section
10.4(a).

          "Audit" has the meaning set forth in Section 4.14(e).

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in St. Louis, Missouri or New York, New York are required to be closed for regular banking business.

          "Buyer" has the meaning set forth in the first paragraph of this Agreement.

          "Claims Notice" has the meaning set forth in Section 10.4(a).

          "Closing" has the meaning set forth in Section 3.1.

          "Closing Date" means the date of the Closing.

          "COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

          "Company" has the meaning set forth in the Recitals of this Agreement.

          "Company Confidentiality Agreements" means those certain agreements between Seller and the potential bidders for the Shares with respect to the confidentiality of information about Seller, the Company and their respective Affiliates and other related Persons that were provided to such potential bidders by or at the request of Seller or the Company, as such agreements may be amended from time to time.

          "Company Employees" means those current or former employees of the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary, each of whom, on the Closing Date, is either:

          (a) actively employed by the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary, including an employee who, on the Closing Date, is absent from employment due to illness, vacation, injury, military service or other authorized absence (including an employee who is "disabled" within the meaning of either the short-term or the long-term disability plan currently applicable to such employee (collectively, the "Disability Plans") or who is on approved leave under the Family Medical and Leave Act);

          (b) a former employee who, on the Closing Date, is receiving long-term disability benefits under the Disability
     Plans;

          (c) a former employee who, on the Closing Date, has previously satisfied the requirements for retiree medical and/or life insurance coverage under the retiree medical and/or life insurance plans currently applicable to the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA
     Subsidiary;

          (d) a former employee who, on the Closing Date, is receiving COBRA benefits or who is in an election period following a COBRA qualifying event under the terms of the plans currently applicable to the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary; or

          (e) a former employee who, on the Closing Date, has previously satisfied the requirements for benefits under the terms of the retirement plan and profit sharing/401(k) plan currently applicable to the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary; but does not mean
     (i) other former employees and (ii) Persons not otherwise actively employed by the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary (other than any employee specifically included above).

          "Company GAAP Financial Statements" has the meaning set forth in Section 4.6(a).

          "Confidentiality Agreement" means that certain agreement dated August 13, 1999, between Buyer and Seller with respect to the confidentiality of information about Seller, the Company and their respective Affiliates and other related Persons which was provided to Buyer by or at the request of Seller or the Company, as such agreement may be amended from time to time.

          "Conning" means Conning Corporation, a Missouri corporation.

          "Conning GAAP Financial Statements" has the meaning set forth in Section 4.6(c).

          "Conning Interim Financial Statements" has the meaning set forth in Section 4.6(c).

          "Conning Subsidiary" means the Persons listed on Schedule
1.1(c).

          "Consolidated Return" has the meaning set forth in Section
8.3(a).

          "Contacts" has the meaning set forth in Section 6.1(a).

          "Contest" has the meaning set forth in Section 8.5(a).

          "Control Transaction" has the meaning set forth in Section
6.13(b).

          "Contracts" has the meaning set forth in Section 4.15(a).

          "Department" means the Missouri Department of Insurance.

          "Director" means the Director of the Department.

          "Disability Plans" has the meaning set forth in the definition of "Company Employees."

          "Election" has the meaning set forth in Section 8.6(a).

          "Encumbrance" means any lien, pledge, security interest, claim, easement, limitation, restriction or encumbrance of any kind or nature whatsoever, or any agreement to give any of the foregoing; provided, however, that this definition of "Encumbrance" shall not
--------  -------
include: (a) with respect to all property other than the Shares,(i) the Supervision Order, (ii) liens for current Taxes and assessments not yet due and payable, including, without limitation, liens for nondelinquent ad valorem Taxes and nondelinquent statutory liens arising other than by reason of any default on the part of Seller, the Company or any Subsidiary for which appropriate reserves have been established and are reflected on the relevant financial statements, (iii) such liens, minor imperfections of title or easements on real property, leasehold estates or personalty as do not detract from the value thereof in a material respect and do not interfere in a material respect with the present use of the property subject thereto, and (iv) materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like liens arising in the ordinary course of business or relating to any construction, rebuilding or repair of any property leased pursuant to any lease agreement, so long as any such lien does not materially impair the value of such leased property; and (b) with respect to the Shares only, (i) any such lien, pledge, security interest, claim, easement, limitation, restriction or encumbrance arising solely as a result of any action taken by Buyer or any of its Affiliates, and (ii) any limitation or restriction imposed upon the transfer of the Shares by any registration provision of the Securities Act of 1933, as amended, or any applicable state securities or insurance law regulating the disposition of the Shares.

          "Environmental Laws" means any Applicable Law that relates to or otherwise imposes liability or standards of conduct concerning the environment (including ambient air, surface water, groundwater, land and subsurface strata), natural resources or human health and safety, each with respect to the discharges, emissions, releases, or threatened releases, presence, manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, any so-called "Superlien" law, and any other similar federal, state or local law currently in effect.

          "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "ERISA Affiliate" as to any Person means any entity required to be aggregated with such Person pursuant to Section 414(b) or (c) of the Code and/or Section 4001(b) of ERISA.

          "Escrow" means the escrow account created pursuant to and intended to operate in accordance with the terms of the Escrow
Agreement.

          "Escrow Agent" means the Escrow Agent identified in the Escrow Agreement, which Escrow Agent shall be a commercial banking institution with capital equal to at least $100 million and mutually agreed to by Buyer and Seller prior to the Closing.

          "Escrow Agreement" means an Escrow Agreement substantially in the form of Exhibit B hereto.

          "GAAP" means generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

          "GALIC" means General American Life Insurance Company, a Missouri insurance company.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Hazardous Material" means any (i) hazardous substance, toxic substance, chemical substance, hazardous waste, hazardous material, contaminant, toxic pollutant, extremely hazardous substance, chemical or pollutant (as such terms are defined by or within the meaning of any Environmental Law), (ii) any other substance (including any product), in relevant quantity or concentration, regulated as harmful or potentially harmful to human health or the environment, (iii) petroleum, petroleum products, by-products or additives, crude oil or fraction thereof, (iv) asbestos and asbestos-containing material, (v) polychlorinated biphenyls, (vi) lead-based paint, or (vii) radioactive material.

          "Hypothetical Stock Sales Tax Liability" has the meaning set forth in Section 8.6(c).

          "Indemnified Litigation" has the meaning set forth in
Section 10.2.

          "Indemnifying Party" has the meaning set forth in Section
10.4(a).

          "Indemnitee" has the meaning set forth in Section 10.4(a).

          "Independent Accounting Firm" has the meaning set forth in
Section 8.6(b).

          "Intellectual Property Right" has the meaning set forth in
Section 4.12(a).

          "Interim Financial Statements" has the meaning set forth in
Section 4.6(a).

          "IRS" means the Internal Revenue Service.

          "Leased Real Property" means the real property leased by the Company or any Subsidiary, as tenant, together with, to the extent leased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently located thereon.

          "Life Insurance Subsidiaries" means the Persons listed on
Schedule 1.1(a).

          "Loss" means any and all claims, losses, liabilities, damages, costs and expenses (including attorney's, accountant's, consultant's and expert's fees and expenses) that are imposed upon or otherwise incurred or suffered by the relevant party.

          "Material Adverse Effect" means a material adverse effect on the financial condition or results of operations of the Company, the Subsidiaries, Conning, the Conning Subsidiaries, RGA and the RGA Subsidiaries, taken as a whole; provided, however, to the extent such
                                --------  -------
effect results from any of the following, such effect shall not be considered a Material Adverse Effect: (i) general conditions applicable to the economy of the United States or elsewhere, including changes in interest rates and changes in the stock or other financial markets; (ii) conditions generally affecting the life insurance, life reinsurance or securities industries; or (iii) conditions or effects resulting from or relating to the announcement or the existence or terms of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, any indication by any rating agency that the claims paying ability rating of the Company or any Subsidiary will be adversely affected as result of the consummation of the transactions contemplated hereby); and provided, further, none of the following shall be
             --------
considered a Material Adverse Effect:  (a) the
inability or any limit on the ability of any of the Life Insurance Subsidiaries or RGA or any RGA Subsidiary to write new or renewal insurance or reinsurance business, provided that any such limit imposed
                                   --------
by a state insurance department is reasonably likely to be removed prior to 60 days after the Closing Date (it being understood that Buyer will use all commercially reasonable efforts to have any such limit removed);
(b) any changes prior to the date hereof in the value of the investment portfolios of the Company, any Life Insurance Subsidiary, RGA, any RGA Subsidiary, Conning or any Conning Subsidiary; (c) the Supervision Order and the Reorganization Proceeding including any rehabilitation proceeding involving GALIC; (d) any alleged breaches of contracts relating to the Stable Value Business and the direct consequences thereof; (e) any alleged default in connection with 8.525% Capital Securities issued by a wholly owned trust of the Company or the 7.625% Surplus Notes issued by GALIC and the direct consequences thereof; or
(f) any downgrade of the financial strength or claims paying rating of the Company, any Subsidiary, RGA, any RGA Subsidiary, Conning or any Conning Subsidiary.

          "MEC" has the meaning set forth in Section 4.26(iv).

          "Missouri Insurance Code" means title XXIV of the Revised Statutes of Missouri, section 374 et seq., as amended from time to time.

          "Owned Real Property" means the real property owned by the Company or any Subsidiary, together with all buildings and other structures, facilities or improvements currently located thereon, and all fixtures, systems, equipment of the Company or any Subsidiary attached or appurtenant thereto.

          "Permits" has the meaning set forth in Section 4.10(a).

          "Person" means any individual, corporation, company, partnership (limited or general), joint venture, limited liability company, association, trust or other entity.

          "Proposal" has the meaning set forth in Section 6.13(b).

          "Purchase Price" has the meaning set forth in Section 2.1.

          "Records" means all records and other documents which are used by the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary, to administer, reflect, monitor, evidence or record information relating to such Person's business or conduct and all such records and other documents, including all such records maintained on electronic or magnetic media, or in any electronic database system of the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary, or necessary to comply with any Applicable Law with respect to the business of the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary.

          "Reorganization Plan" has the meaning set forth in the Recitals of this Agreement.

          "Reorganization Proceeding" has the meaning set forth in the Recitals of this Agreement.

          "Representative" has the meaning set forth in Section
6.13(a).

          "RGA" means Reinsurance Group of America, Incorporated, a Missouri corporation.

          "RGA GAAP Financial Statements" has the meaning set forth in
Section 4.6(b).

          "RGA Interim Financial Statements" has the meaning set forth in Section 4.6(b).

          "RGA Subsidiaries" means the Persons listed on
Schedule 1.1(d).

          "Rights" means the rights issued pursuant to the Rights
Agreement.

          "Rights Agreement" means the Rights Agreement, dated as of May 4, 1993, between RGA and Chase Mellon Shareholder Services, L.L.C. (as successor to Boatman's Trust Company), as amended.

          "SAP Financial Statements" has the meaning set forth in
Section 4.6(d).

          "SEC" means the Securities and Exchange Commission.

          "SEC Documents" has the meaning set forth in Section 4.24.

          "Seller" has the meaning set forth in the first paragraph of this Agreement.

          "Seller Plans" has the meaning set forth in Section 4.13(a).

          "Shares" has the meaning set forth in the Recitals of this Agreement.

          "Stable Value Business" means funding agreements and guaranteed investment contracts issued by GALIC.

          "Subsidiaries" means the Persons listed on Schedule 1.1(b).

          "Supervision Order" means that order entered on August 10, 1999 placing GALIC under the Department's supervision, as such order may from time to time be modified, amended, supplemented or replaced.

          "Supplemental Schedules" has the meaning set forth in
Section 6.8(b).

          "Tax" means all taxes, charges, fees and levies based upon gross or net income, gross receipts, franchises, premiums, profits, sales, use, value added, transfer, employment or payroll, including, without limitation, any ad valorem, environmental, excise, license, occupation, property, severance, stamp, withholding, or windfall profit tax, any custom duty or other tax, together with any interest credit or charge, penalty, addition to tax or additional amount imposed by or payable to any Taxing Authority.

          "Tax Allocation Agreements" means the tax allocation agreements of which the Company, the Subsidiaries, RGA, the RGA
Subsidiaries, Conning or the Conning Subsidiaries are parties, which are noted on Schedule 1.1(e), true and correct copies of which were previously provided to Buyer.

          "Tax Election Amount" has the meaning set forth in Section
8.6(c).

          "Tax-Qualified Retirement Contract" means any insurance policy or annuity that is held as part of or in connection with a tax-qualified retirement plan described in section 401(a), section 403(a) or section 403(b) of the Code or as part of or in connection with any individual retirement annuity described in section 408(b) of the Code.

          "Tax Return" means with respect to any corporation or group of corporations, all reports, estimates, extension requests, information statements and returns relating to, or required to be filed in connection with, any payment of any Tax.

          "Taxing Authority" means the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Tax.

          "Undisputed Amount" has the meaning set forth in Section
8.6(d).

          "Wire Transfer" means a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or accounts as shall have been designated by notice to the paying party.

                             ARTICLE II
                         PURCHASE OF SHARES

          Section 2.1    Purchase of Shares.  Upon the terms and subject
                         ------------------
to the conditions set forth in this Agreement, at the Closing Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares for a purchase price of One Billion Two Hundred Million Dollars ($1,200,000,000), subject to adjustment in accordance with Section 2.2 (as so adjusted, the "Purchase Price"). The Purchase Price shall be deposited into the Escrow.

          Section 2.2    Adjustment of Purchase Price.  The Purchase
                         ----------------------------
Price shall be adjusted as follows:

          (a) In the event that all approvals required from Governmental Authorities (other than the Department or the court before which the Reorganization Proceeding is brought) have been obtained and in the event that the Closing Date is a date 120 or more but less than 180 calendar days after the date of this Agreement, the Purchase Price shall be reduced by One Million Dollars ($1,000,000) for each calendar day in the period commencing on the later of the date that the last approval from a Governmental Authority (other than the Department or the court before which the Reorganization Proceeding is brought) has been obtained or the 120th day after the date of this Agreement and ending on the Closing Date (inclusive).

          (b) In the event that all approvals required from Governmental Authorities (other than the Department or the court before which the Reorganization Proceeding is brought) have been obtained, and in the event that the Closing Date is a date 180 or more calendar days after the date of this Agreement, the Purchase Price shall be reduced by One Million Dollars ($1,000,000) for each calendar day in the period commencing on the 120th day and ending on the 179th day after the date of this Agreement (inclusive), and Two Million Dollars ($2,000,000) for each calendar day in the period commencing on the 180th day after the date of this Agreement and ending on the Closing Date (inclusive); provided, however, that any reductions in the Purchase Price pursuant
--------  -------
to this Section 2.2(b) shall not commence until the date that the last approval from a Governmental Authority (other than the Department or the court before which the Reorganization Proceeding is brought) has been obtained if so obtained after the 120th day after the date of this Agreement.

                            ARTICLE III

                            THE CLOSING

          Section 3.1    Closing.  Upon the terms and subject to the
                         -------
conditions of this Agreement, the closing of the purchase and sale of the Shares (the "Closing") shall be at 10:00 A.M. local time at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, on the second Business Day following the date on which all of the conditions set forth in Article IX (other than those conditions designating instruments, certificates or other documents to be delivered at the Closing) shall have been satisfied or waived, or such other location, date and time as Buyer and Seller shall agree upon in writing.

          Section 3.2    Closing Deliveries.  At the Closing, the
                         ------------------
parties hereto shall take the following actions:

          (a) Seller shall deliver to Buyer one or more certificates representing all of the Shares, duly executed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all appropriate stock transfer tax stamps affixed, such Shares being free and clear of all Encumbrances;

          (b) Except as set forth on Schedule 3.2(b), Seller shall deliver to Buyer certificates as to the good standing of the Company and the Subsidiaries in the respective jurisdictions of their incorporation, together with a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of the State of Missouri;

          (c) Seller shall deliver to Buyer a copy of any approvals required in connection with the Reorganization Proceeding;

          (d) Seller shall deliver to Buyer resolutions of the board of directors of Seller, certified by the Secretary or Assistant Secretary of Seller, approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

          (e) Seller shall deliver a certificate of the Secretary or Assistant Secretary of Seller as to the incumbency of the officers executing this Agreement and the Ancillary Agreements and the genuineness of their signatures;

          (f) Seller shall deliver the minute books, stock ledgers, corporate seal and all other corporate books and records of the Company;

          (g) Buyer shall deliver to the Escrow Agent the Purchase Price by Wire Transfer;

          (h) Buyer shall deliver to Seller a receipt evidencing receipt by Buyer of the Shares;

          (i) Buyer shall deliver to Seller resolutions of the board of directors of Buyer, certified by the Secretary or Assistant Secretary of Buyer, approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

          (j) Seller shall deliver to Buyer resolutions of the board of directors of RGA, certified by the Secretary or Assistant Secretary of RGA, approving and authorizing the indirect acquisition by Buyer of RGA Common Shares for purposes of
     Section 351.459 of the Missouri Revised Statutes, making the Rights Agreement inapplicable to the transactions contemplated hereby and by the Ancillary Agreements and taking such actions as are necessary to provide that Section 351.407 of the Missouri Revised Statutes does not apply to the transactions contemplated hereby and by the Ancillary Agreements; and

          (k) Seller shall deliver to Buyer resolutions of the board of directors of Conning, certified by the Secretary or Assistant Secretary of Conning, approving and authorizing the indirect acquisition by Buyer of Conning common shares.


                             ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Buyer as follows:

          Section 4.1    Organization and Related Matters.  (a) The
                         --------------------------------
Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri and has the corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate all of its properties and assets, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character of the assets owned by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Seller is a mutual insurance holding company duly incorporated, validly existing and in good standing under the laws of the State of Missouri.

          Section 4.2    Subsidiaries.  (a)  Except as set forth on
                         ------------
Schedule 4.2, all of the outstanding shares of capital stock of the Subsidiaries, Conning, the Conning Subsidiaries, RGA and the RGA Subsidiaries are owned beneficially and of record, directly or indirectly, by the Company, free and clear of any Encumbrances. Except as set forth on Schedule 4.2, each Subsidiary, Conning, each Conning Subsidiary, RGA and each RGA Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to carry on its business as now being conducted and to own, lease and operate all of its properties and assets. Each Subsidiary, Conning, each Conning Subsidiary, RGA and each RGA Subsidiary is duly licensed or qualified to do business and is in good standing and has all insurance licenses in each jurisdiction in which the nature of the business conducted by it or the character of the assets owned by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect. Each insurance license of the Subsidiaries, including but not limited to each authorization to transact reinsurance, is in full force and effect without amendment, limitation or restriction other than as described in Schedule 4.2, and, except for the Supervision Order and the Reorganization Proceeding (including any rehabilitation proceeding involving GALIC), Seller does not have knowledge of any event, inquiry or proceeding which could reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such insurance license, except, in each case, such failures to be in full force and effect and such revocations, amendments, failures to renew, limitations, suspensions and restrictions that would not, individually or in the aggregate, have a Material Adverse Effect. Other than Conning, the Conning Subsidiaries, RGA and the RGA Subsidiaries, the Company has no direct or indirect subsidiaries except as set forth on Schedule 1.1(b). Conning has no direct or indirect subsidiaries except the Conning Subsidiaries. RGA has no direct or indirect subsidiaries except the RGA Subsidiaries.

          (b) Except as set forth on Schedule 4.2, and except for the stock of the Subsidiaries, Conning, each Conning Subsidiary, RGA and each RGA Subsidiary and portfolio investments made in the ordinary course of business (consistent with past practice), there are no corporations, partnerships or other entities in which the Company owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same.

          Section 4.3    Authority; No Violation.  (a)  Seller has full
                         -----------------------
corporate power and authority to execute and deliver this Agreement and, assuming the approval of the Director required by the Supervision Order and the Reorganization

Proceeding (including any rehabilitation proceeding involving GALIC), to consummate the transactions contemplated hereby, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action on the part of Seller, and no other corporate proceedings on the part of Seller are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and (assuming (i) the approval of the Director required by the Supervision Order, (ii) any approvals required in connection with the Reorganization Proceeding and (iii) the due authorization, execution and delivery of this Agreement by Buyer) constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

          (b) Except as set forth on Schedule 4.3(b) and assuming that the consents and approvals referred to in Section 4.4 are duly obtained, neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby to be performed by it, nor compliance by Seller with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Seller, the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA and any RGA Subsidiary, or (ii) (A) violate in any respect any Applicable Law with respect to Seller, the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA and any RGA Subsidiary, or any of their respective properties or assets, (B) result in the creation of any Encumbrance upon any of the Shares or upon any of the assets or properties of the Seller, the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA and any RGA Subsidiary, or (C) violate, conflict with, result in a breach of any provision of, or constitute a default under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller, the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA and any RGA Subsidiary, is a party, or by which Seller, the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA and any RGA Subsidiary, or any of their respective properties or assets, may be bound or affected, except for such violations, Encumbrances, conflicts, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 4.4    Consents and Approvals.  Except for (i) the
                         ----------------------
approval of the Director required by the Supervision Order, (ii) any approvals or orders required in connection with the Reorganization Proceeding, (iii) approvals or consents of Governmental Authorities under the insurance holding company laws of Missouri, California, New York, Illinois, and Texas, (iv) consents or approvals required under the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended,

(v) the applicable filings under the HSR Act, (vi) the matters set forth on Schedule 4.4, and (vii) such other filings, notifications, authorizations, consents or approvals the failure to make or obtain which would not, individually or in the aggregate, have a Material Adverse Effect, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with the execution and delivery by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby. Seller is not aware of any consents specified in the preceding sentence that it believes it is not reasonably likely to obtain. Seller has delivered to Buyer a true and correct copy of the Supervision Order.

          Section 4.5    Stock Ownership.  Seller owns beneficially and
                         ---------------
of record all of the Shares, free and clear of all Encumbrances. Upon consummation of the transactions contemplated hereby, Buyer will own all of the issued and outstanding capital stock of the Company free and clear of all Encumbrances. Upon approval of the Director required by the Supervision Order and any approvals required in connection with the Reorganization Proceeding, Seller shall have the full and unrestricted power to sell, assign, transfer and deliver the Shares to Buyer upon the terms and subject to the conditions of this Agreement free and clear of Encumbrances. There are no shares of capital stock of the Company issued or outstanding other than the Shares. All of the Shares are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. There is no outstanding option, warrant, right, subscription, call, unsatisfied preemptive right, convertible or exchangeable security, or other agreement or right of any kind to purchase or otherwise acquire any capital stock of the Company. Except as set forth on Schedule 4.5, all of the issued and outstanding shares of capital stock of the Subsidiaries, RGA, the RGA Subsidiaries, Conning and the Conning Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights, and are owned beneficially and of record by the Company or another of the Subsidiaries, free and clear of all Encumbrances. Except as set forth on Schedule 4.5, there is no outstanding option, warrant, right, subscription, call, unsatisfied preemptive right, convertible or exchangeable security, or other agreement or right of any kind to purchase or otherwise acquire, in each case from the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary, any capital stock of any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary. Except as set forth on Schedule 4.5, there is no outstanding security of any kind convertible into or exchangeable for the capital stock of any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary and there is no outstanding contract or other agreement of Seller, the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary to purchase, redeem or otherwise acquire any outstanding shares of capital stock or any other equity security of the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary.

          Section 4.6    Financial Statements.  (a)  Seller has
                         --------------------
previously furnished Buyer with true and correct copies of audited consolidated financial statements for the Company and the Subsidiaries as of and for the years ended December 31, 1998, 1997 and 1996 (collectively, the "Company GAAP Financial Statements") and interim unaudited consolidated financial statements for the Company and the Subsidiaries as of and for the quarterly periods ended March 31, 1999, and June 30, 1999 (collectively, the "Interim Financial Statements"). Seller has also previously furnished Buyer with a summary of adjustments proposed to be made to certain future financial statements. Subject to the adjustments referred to in the second sentence of this Section 4.6, each of the balance sheets included in the Company GAAP Financial Statements fairly presents in all material respects the financial position of the Company and the Subsidiaries as of its date and each of the statements of operations and cash flow statements included in the Company GAAP Financial Statements fairly presents in all material respects the results of operations and cash flows of the Company and the Subsidiaries for the period therein set forth, in each case in accordance with GAAP applied on a consistent basis (except as may be disclosed in the notes thereto). Subject to the adjustments referred to in the second sentence of this Section 4.6, the Interim Financial Statements were prepared in a manner consistent with that employed in the Company GAAP Financial Statements. The Interim Financial Statements do not contain footnote disclosures and are subject to normal recurring year-end adjustments, but otherwise fairly present in all material respects the financial position and results of operations of the Company and the Subsidiaries for the periods and as of the dates therein set forth.

          (b) Seller has previously furnished Buyer with true and correct copies of audited consolidated financial statements for RGA and the RGA Subsidiaries as of and for the years ended December 31, 1998, 1997 and 1996 (collectively, the "RGA GAAP Financial Statements") and interim unaudited consolidated financial statements for RGA and the RGA Subsidiaries as of and for the quarterly periods ended March 31, 1999, and June 30, 1999 (collectively, the "RGA Interim Financial Statements"). Each of the balance sheets included in the RGA GAAP Financial Statements fairly presents in all material respects the financial position of RGA and the RGA Subsidiaries as of its date and each of the statements of operations and cash flow statements included in the RGA GAAP Financial Statements fairly presents in all material respects the results of operations and cash flows of RGA and the RGA Subsidiaries for the period therein set forth, in each case in accordance with GAAP applied on a consistent basis (except as may be disclosed in the notes thereto). The RGA Interim

Financial Statements were prepared in a manner consistent with that employed in the RGA GAAP Financial Statements. The RGA Interim Financial Statements do not contain footnote disclosures and are subject to normal recurring year-end adjustments, but otherwise fairly present in all material respects the financial position and results of operations of RGA and the RGA Subsidiaries for the periods and as of the dates therein set forth.

          (c) Seller has previously furnished Buyer with true and correct copies of audited consolidated financial statements for Conning and the Conning Subsidiaries as of and for the years ended December 31, 1998, 1997 and 1996 (collectively, the "Conning GAAP Financial Statements") and interim unaudited consolidated financial statements for Conning and the Conning Subsidiaries as of and for the quarterly periods ended March 31, 1999, and June 30, 1999 (collectively, the "Conning Interim Financial Statements"). Each of the balance sheets included in the Conning GAAP Financial Statements fairly presents in all material respects the financial position of Conning and the Conning Subsidiaries as of its date and each of the statements of operations and cash flow statements included in the Conning GAAP Financial Statements fairly presents in all material respects the results of operations and cash flows of Conning and the Conning Subsidiaries for the period therein set forth, in each case in accordance with GAAP applied on a consistent basis (except as may be disclosed in the notes thereto). The Conning Interim Financial Statements were prepared in a manner consistent with that employed in the Conning GAAP Financial Statements. The Conning Interim Financial Statements do not contain footnote disclosures and are subject to normal recurring year-end adjustments, but otherwise fairly present in all material respects the financial position and results of operations of Conning and the Conning Subsidiaries for the periods and as of the dates therein set forth.

          (d) Seller has previously furnished Buyer with copies of audited statutory financial statements of each Life Insurance Subsidiary and each RGA Subsidiary as of and for the years ended December 31, 1998, 1997 and 1996, and unaudited statutory financial statements of each Life Insurance Subsidiary and each RGA Subsidiary as of and for the period ended June 30, 1999, prepared in conformity with accounting practices prescribed or permitted by their respective jurisdictions of domicile (collectively, the "SAP Financial Statements"). Each of the balance sheets included in the SAP Financial Statements fairly presents in all material respects the financial position of the reporting Person as of its date and each of the statements of operations and cash flows included in the SAP Financial Statements fairly presents in all material respects the results of operations and cash flows of the reporting Person for the period therein set forth, in each case in accordance with statutory accounting practices prescribed or permitted by the applicable jurisdiction on a consistent basis. No material deficiencies have been asserted by any Governmental Authority with respect to the SAP Financial Statements, and the SAP Financial Statements comply in all material respects with all Applicable Law.

          (e) The books of account and other financial records of the Company and each material Subsidiary: (i) reflect all material items of income and expense and all material assets and liabilities required to be reflected therein in accordance with GAAP or statutory accounting principles, as applicable, (ii) are in all material respects complete and correct, and (iii) have been maintained in accordance with what the Company or such Subsidiary believes to be good business, accounting and actuarial practices, as applicable.

          Section 4.7    No Other Broker.  Other than Morgan Stanley &
                         ---------------
Co. Incorporated and Goldman, Sachs & Co., the fees and expenses of which will be paid by Seller, no broker, finder or similar intermediary has acted for or on behalf of Seller or the Company or the Subsidiaries, or is entitled to any broker's, finder's or similar fee or other commission from Seller, the Company or the Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          Section 4.8    Legal Proceedings.  Except (i) as set forth on
                         -----------------
Schedule 4.8, (ii) for the Supervision Order, (iii) for the Reorganization Proceeding, including any rehabilitation proceeding involving GALIC, and (iv) for Actions arising in the ordinary course of business consistent with past practice from or related to the obligations of any Life Insurance Subsidiary, RGA or any RGA Subsidiary under any insurance policy or similar instrument written, assumed or reinsured by such Life Insurance Subsidiary, RGA or RGA Subsidiary, neither the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA nor any RGA Subsidiary is a party to any, and there are no pending or, to the knowledge of Seller, threatened, Actions against or otherwise affecting the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary, or any of their respective properties or assets, or challenging the validity or propriety of the transactions contemplated by this Agreement or the Ancillary Agreements which, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect, and there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary, or any of their respective properties, or assets which has had or would have, individually or in the aggregate, a Material Adverse Effect.

          Section 4.9    Undisclosed Liabilities.  Except for (i) those
                         -----------------------
liabilities or items set forth on Schedule 4.9 or any other Schedule to this Agreement, (ii) those liabilities that may result from any alleged breaches of any contracts constituting Stable Value Business, (iii) those liabilities that may result from any alleged default in connection with the 8.525% Capital Securities issued by a wholly owned trust of the Company or the 7.625% Surplus Notes issued by GALIC, (iv) those liabilities that are reflected or reserved against on the Interim Financial Statements as of June 30, 1999, and
(vi) liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1999, no liabilities have been incurred by the Company or the Subsidiaries other than those that would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 4.10   Compliance with Applicable Law; Insurance
                         -----------------------------------------
Operations.  (a)  Except as set forth on Schedule 4.10, each of the
----------
Company and the Subsidiaries holds in full force and effect all licenses, franchises, permits and authorizations, other than Environmental Permits (which are addressed solely in Section 4.21) ("Permits"), necessary for the lawful ownership and use of their respective properties and assets and the conduct of their respective businesses under and pursuant to Applicable Laws relating to the Company and the Subsidiaries, and there has been no violation of any Permit nor has the Seller, the Company or any Subsidiary received written notice asserting any such violation, except for such failures to be in full force and effect and for such violations, if any, which would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Except as set forth on Schedule 4.10, each of the Company and the Subsidiaries is in compliance with each Applicable Law relating to it or any of its assets, properties or operations, except where noncompliance with any such Applicable Law would not, individually or in the aggregate, have a Material Adverse Effect.

          (c) Each Subsidiary which is either a broker-dealer or an investment advisor is duly registered as such with all applicable Governmental Authorities, including without limitation the SEC and state securities or "blue sky" authorities (with such registrations being in full force and effect), and is in good standing, except for failures to be so registered or in good standing as would not, individually or in the aggregate, have a Material Adverse Effect.

          (d)  ERISA Compliance.  Except as set forth on Schedule
               ----------------
4.10 with respect to any actions of the Company or any of its Subsidiaries or Affiliates, or agents, directors, officers or employees of such entities, where such entities or parties have acted or could be deemed to have acted as an ERISA fiduciary (within the meaning of Section 3(21)(A) of ERISA) or have performed services as a result of which any such person was a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of
Section 4975(e)(2) of the Code), such actions have been in compliance with ERISA's and the Code's fiduciary and prohibited transaction requirements (to the extent applicable), except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 4.11   Absence of Certain Changes.  Except
                         --------------------------
(i) as set forth on Schedule 4.11, (ii) with respect only to clause (x) and subclauses (a), (k) and (l) (insofar as (l) applies to (a) and (k)) of clause (y), as a result of the Supervision Order and the Reorganization Proceeding, including any rehabilitation proceeding involving GALIC, (iii) with respect only to clause (x) and subclauses
(a), (k) and (l)(insofar as (l) applies to (a) and (k)) of clause (y) as a result of any alleged breaches of Stable Value Business, (iv) with respect only to clauses (x) and subclauses (a), (k) and (l) (insofar as (l) applies to (a) and (k)) of clause (y) as a result of any alleged default in connection with the 8.525% Capital Securities issued by a wholly owned trust of the Company or the 7.625% Surplus Notes issued by GALIC, (v) with respect only to clauses (x) and subclauses (a), (k) and
(l) (insofar as (l) applies to (a) and (k)) of clause (y),as a result of any downgrade of the financial strength and claims paying ability ratings of the Company, any Subsidiary, RGA, any RGA Subsidiary, Conning or any Conning Subsidiary, (vi) as reflected on the Company GAAP Financial Statements, the Interim Financial Statements, the RGA GAAP Financial Statements, the RGA Interim Financial Statements, the Conning GAAP Financial Statements or the Conning Interim Financial Statements, or (vii) as otherwise contemplated or permitted by this Agreement or the Ancillary Agreements, since December 31, 1998, the Company and its Subsidiaries, taken as a whole, (x) have conducted their business in the ordinary course of business consistent with past practice and (y) have not:

          (a) made any change in its fiscal year, or, if a Life Insurance Subsidiary, made any change in underwriting, reinsurance, marketing, claim processing and payment, reserving, financial or accounting practices or policies of any Life Insurance Subsidiary, except as required by law, GAAP or statutory accounting practices of its state of domicile or as would not, individually or in the aggregate, have a Material Adverse Effect;

          (b) issued, sold, pledged, encumbered or disposed of, any of its capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same;

          (c) split, combined or reclassified any shares of capital stock, or redeemed, repurchased or otherwise acquired any of its capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of its capital stock;

          (d) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired, in one transaction of a series of transactions, a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any assets or securities (other than fixed maturity securities, cash and short-term investments) with an aggregate value in excess of $10,000,000 other than in the ordinary course of the Company's business consistent with past practice;

          (e) made any capital expenditure or commitment for any capital expenditure including, without limitation, capital lease obligations, in excess of $5,000,000 in the aggregate;

          (f) incurred indebtedness for money borrowed in excess of $10,000,000 in the aggregate;

          (g) made any loan to, guaranteed any indebtedness for money borrowed of, or otherwise incurred such indebtedness on behalf of, any Person in excess of $5,000,000 in the aggregate other than investments made in the ordinary course of business;

          (h) except as required by law, rule or regulation or any collective bargaining agreement or involving increases in the ordinary course of business consistent with past practice,
     (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable to any of its senior officers who in the preceding 12 months received compensation in excess of $200,000, or any director including, without limitation, any increase or change pursuant to any Seller Plan, or (ii) established or promised to establish any plan or benefit program or increased or promised to increase any benefits under any Seller Plan (including any severance arrangement or employee retention arrangement);

          (i) amended or restated its charter or Bylaws (or other organizational documents);

          (j) paid, discharged, settled or satisfied any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (i) for an amount of $5,000,000 or less, (ii) an insurance claim arising in the ordinary course of business consistent with past practice,
     (iii) ordinary course repayment of indebtedness or payment of contractual obligations when due and (iv) payments made to holders of contracts relating to the Stable Value Business;

          (k) renewed, amended, modified or terminated any of its contracts, agreements or arrangements, or otherwise waived, released, cancelled or assigned any of its rights, claims or benefits thereunder except renewals, amendments, modifications and terminations as would not, individually or in the aggregate, have a Material Adverse Effect; or

          (l) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.11, except as expressly contemplated by this Agreement.

          Section 4.12   Technology and Intellectual Property.
                         ------------------------------------
(a) Except as set forth on Schedule 4.12, the Company or a Subsidiary owns or possesses, or has rights or licenses to use, the patents, trademarks (including common law trademarks), service marks, copyrights (including any registrations or applications relating to any of the foregoing), trade names, technology, trade secrets, inventions, know-how and computer programs which are reasonably necessary to carry on its business as currently conducted (each, an "Intellectual Property Right"), and neither the Company nor any Subsidiary has engaged in any infringement of the intellectual property rights of others with respect to any such Intellectual Property Right that, if such infringement is determined to be unlawful, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on
Schedule 4.12, the execution and delivery of this Agreement and the Ancillary Agreements by Seller, and the consummation of the transactions contemplated hereby and thereby, will neither cause the Company or any Subsidiary to be in violation or default under any licenses, sublicenses or other agreements to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary is authorized to use any Intellectual Property Right, nor entitle any other party to any such license, sublicense or agreement to terminate such license, sublicense or agreement, except where any such violation, default, termination or modification would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 4.12 sets forth a complete and correct list, as of the date hereof, of the trademarks that are material to the business as currently conducted by the Company or any Subsidiary and all registrations and applications for registration of any Intellectual Property Rights. Except as set forth on Schedule 4.12, Seller has no knowledge of any infringement by third parties of the Intellectual Property Rights.

          (b) Except as set forth on Exhibit 4.12, the use of any Intellectual Property Right in the business as currently conducted by the Company or any Subsidiary does not breach, violate or infringe any intellectual property rights of any third party or (except for the payment of computer software or other licensing fees) does not require any payment for the use of any patent, trade name, service mark, trade secret, trademark, copyright or other intellectual property right or technology owned by any third party except where any such breaches, violations, infringements, or payments, would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 4.13   Employee Benefit Plans; ERISA. (a)  Each
                         -----------------------------
"employee benefit plan" (as such term is defined in Section 3(3) of ERISA) or other employment or compensation plan, agreement or arrangement (whether or not subject to ERISA) under which any Company Employees, or any current or former director or independent contractor of the Company, any Subsidiary, Conning, any Conning Subsidiary, RGA or any RGA Subsidiary, in their capacity as such, shall have any benefit entitlements as of the Closing Date or in which any of such Persons otherwise participates (collectively, the "Seller Plans") for which Seller will have no liability or responsibility after the Closing Date is listed on Schedule 4.13, other than any Seller Plan which does not have an aggregate lifetime present value liability in excess of $500,000.

          (b) Except as set forth on Schedule 4.13 each Seller Plan has been maintained and administered at all times in compliance with its terms and Applicable Law including, in the case of any Seller Plan intended to be qualified under Code Section 401(a), the provisions of Code Section 401(a), there is no audit, investigation or proceeding pending or threatened involving any Seller Plan before the IRS, Department of Labor or any other Governmental Authority, there has not occurred with respect to any Seller Plan (and no person or entity is contractually bound to enter into) any transaction constituting a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA, and a determination letter has been received from the IRS as to each Seller Plan that is intended to be qualified under Code Section 401(a), and neither Seller nor Company is aware of any circumstances likely to result in the revocation of any such determination letter except where any such non-compliance, prohibited transaction or failure to have a determination letter would not, individually or in the aggregate, have a Material Adverse Effect.

          (c) None of Seller, RGA or Conning nor any ERISA Affiliate thereof has incurred or expects to incur any liability under Title IV of ERISA (other than for payment of Pension Guaranty Corporation insurance premiums) or Section 412 of the Code which would have, individually or in the aggregate, a Material Adverse Effect. None of such entities has any obligation to contribute to, or any liability under, any multiemployer plan (as defined in ERISA Section 4001(a)(3)). Based on the most recent actuarial valuations, the accrued liabilities of the Seller Plans subject to Title IV of ERISA do not exceed such Seller Plans' assets.

          Section 4.14   Taxes.  Except as set forth on
                         -----
Schedule 4.14:

          (a) Each of Seller, the Company (and any affiliated group of which the Company is a member) and the Subsidiaries has timely filed with the appropriate taxing authorities all Tax Returns required to be filed (taking into account all valid extensions) and all such Tax Returns are complete and accurate;

          (b)  All Taxes shown in the Tax Returns referred to in
     Section 4.14(a) that are due and payable by the Company and the Subsidiaries before the date hereof have been timely paid;

          (c) There are no Encumbrances on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes (other than Taxes that are not due as of the date hereof);

          (d) The Company and the Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

          (e) No federal, state, local or foreign audit or other administrative proceeding or court proceeding (each an "Audit") exists or has been initiated with regard to Taxes or Tax Returns of the Company or any Subsidiary, and neither the Company nor any Subsidiary has received any notice that any such Audit is pending or threatened with respect to any Taxes due from or with respect to the Company or any Subsidiary or any Tax Return filed by or with respect to the Company or any Subsidiary;

          (f) Neither the Company nor any Subsidiary has requested an extension of time within which to file any Tax Return in respect of any taxable year which has subsequently not been filed and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Company or any Subsidiary;

          (g) No power of attorney has been granted by or with respect to the Company or any Subsidiary with respect to any matter relating to Taxes; and

          (h) Any representation or warranty with respect to Taxes contained in this Section 4.14 shall be deemed to be accurate unless an inaccuracy contained therein would have, individually or in the aggregate, a Material Adverse Effect.

          Section 4.15   Contracts.  (a)  Schedule 4.15 sets forth
                         ---------
a complete and accurate list, as of the date hereof, of (i) all contracts to which the Company or any Subsidiary is a party (excluding policies of insurance or reinsurance in the ordinary course of business) or by which any of their respective assets are bound which contain obligations of the Company or any Subsidiary in excess of $5,000,000, and (ii) all contracts and agreements that limit or purport to limit the Company, GALIC, Conning or RGA to compete in any line of business or with any Person or in any geographic area (collectively, the "Contracts"). Neither Seller, the Company, nor any Subsidiary has received written notice of a cancellation of or an intent to cancel any Contract whose cancellation would have, individually or in the aggregate, a Material Adverse Effect.

          (b) Except as set forth on Schedule 4.15, assuming the due authorization, execution and delivery by the other parties thereto, each Contract is legal, valid, binding, enforceable against the other parties thereto and in full force and effect, and will not cease to be in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such Contract, except such failures to be enforceable or to be in full force and effect or such breaches or defaults as would not have, individually or in the aggregate, a Material Adverse Effect.

           (c) Except as set forth on Schedule 4.15, assuming the due authorization, execution and delivery by the other parties thereto, neither the Company nor any Subsidiary is in breach of, or default under, any Contract and, to the knowledge of Seller, no other party to any Contract is in beach thereof or default thereunder, except for such breaches or defaults as would not have, individually or in the aggregate, a Material Adverse Effect.

          Section 4.16   Portfolio Investments.  Seller has
                         ---------------------
previously delivered to Buyer true and complete lists of all assets held in the investment portfolios of the Life Insurance Subsidiaries as of August 11, 1999.

          Section 4.17   Liabilities and Reserves.  (a)  The
                         ------------------------
consolidated balance sheets as of December 31, 1998 and June 30, 1999 included as part of the Company GAAP Financial Statements and the Interim Financial Statements, respectively, reflect adequate provision for all obligations and liabilities of the Company and the Subsidiaries, Conning and the Conning Subsidiaries and RGA and the RGA Subsidiaries, at such date for which provision is required under the accounting principles specified in Section 4.6 pursuant to which such balance sheets were prepared, and except to the extent specifically disclosed, reflected or reserved against in such balance sheets and the notes thereto, none of the Company and the Subsidiaries, Conning and the Conning Subsidiaries and RGA and the RGA Subsidiaries, has any material obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise, and whether or not due, or arising out of transactions entered into, or any state of facts existing, prior to such date) required under such accounting principles to be set forth on a consolidated balance sheet of any of the Company and the Subsidiaries or in the notes thereto, except (x) liabilities incurred since December 31, 1998, in the ordinary course of business consistent with past practice and (y) as disclosed in Schedule 4.17(a).

          (b) Each reserve and other liability amount in respect of the insurance business, including without limitation reserve and other liability amounts in respect of insurance policies, annuity contracts or guaranteed investment or reinsurance, coinsurance or other similar insurance contracts, whether direct or assumed by reinsurance, established or reflected in the respective Annual Statements for the year ended December 31, 1998, and the Quarterly Statements for the period ended June 30, 1999 of each of the Life Insurance Subsidiaries was determined in accordance with generally accepted actuarial standards consistently applied, was based on actuarial assumptions that were in accordance with or stronger than those called for in relevant policy and contract provisions, is fairly stated in accordance with sound actuarial principles and is in compliance with the requirements of the insurance laws, rules and regulations of their respective jurisdictions of domicile as well as those of any other applicable jurisdictions (collectively, "Applicable Insurance Laws"). Except as set forth on
Schedule 4.17(b), such reserves and liability amounts with respect to each Life Insurance Subsidiary were adequate to cover the total amount of all matured and unmatured liabilities and obligations of such Life Insurance Subsidiary under all its outstanding insurance policies, funding agreements and annuity, guaranteed interest, reinsurance, coinsurance and other similar contracts as of December 31, 1998 or June 30, 1999, as appropriate. Such investment assumptions were reasonable as of December 31, 1998 or June 30, 1999, as appropriate. Each Life Insurance Subsidiary owns assets that qualify as admitted assets under Applicable Insurance Laws in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by Applicable Insurance Laws.

          (c) Except for regular periodic assessments in the ordinary course of business and except as set forth in Schedule 4.8, no claim or assessment is pending nor, to the knowledge of the Seller, threatened against any Life Insurance Subsidiary by any State insurance guaranty association in connection with such association's fund relating to insolvent insurers.

          Section 4.18   Title to Assets.  Except as set forth in
                         ---------------
Schedule 4.18, and subject to the Supervision Order and the approval of the Reorganization Plan, the Company and the Subsidiaries have good and marketable title to, or valid and subsisting leasehold interests in, all real and personal property and other assets on their books and reflected on the Company's balance sheet at December 31, 1998 and June 30, 1999 included as part of the Company GAAP Financial Statements and the Interim Financial Statements, respectively, or acquired in the ordinary course of business consistent with past practice since December 31, 1998 or June 30, 1999, as appropriate, which would have been required to be reflected on such balance sheet if acquired on or prior to such date, other than assets which have been disposed of in the ordinary course of business and those assets the failure of which to have good title to, or valid and subsisting leasehold interests in, would not, individually or in the aggregate, have a Material Adverse Effect. None of such property and other assets is subject to any Encumbrance, except for Encumbrances set forth on Schedule 4.18 or reflected in the financial statements of the Company as of December 31, 1998. Except as set forth on Schedule
4.18 and as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries have the right to quiet enjoyment of all property leased by any of them for the full term of each such lease or sublease or similar agreement (or any renewal option) relating thereto and such leased property is not subject to any failure to have the right to quiet enjoyment.

          Section 4.19   Transactions with Certain Persons.  Except
                         ---------------------------------
as set forth on Schedule 4.19, neither any officer, director or employee of Seller, the Company or any Subsidiary, nor any member of any such Person's immediate family, is now a party to any material transaction with the Company or any Subsidiary, including any contract or other binding arrangement (i) providing for the furnishing of material services by such Person (except in such Person's capacity as an officer, director, employee or consultant), (ii) providing for the rental of material real or personal property from such Person, or (iii) otherwise requiring material payments (whether pursuant to indebtedness or otherwise) to such Person (other than for services as an officer, director, employee or consultant of Seller, the Company or any Subsidiary).

          Section 4.20   Reinsurance and Retrocessions. Schedule 4.20 sets
                         -----------------------------
forth a true and complete list of all reinsurance and retrocession treaties and agreements in force as of the date of this Agreement to which any Life Insurance Subsidiary is a ceding party, any terminated or expired treaty or agreement under which there remains any outstanding liability from one reinsurer in excess of $15,000,000 and any treaty or agreement with any Affiliate of the Company or any Life Insurance Subsidiary, the effective date of each such treaty or agreement, and the termination date of any treaty or agreement which has a definite termination date. Except as set forth on Schedule 4.20, (i) no Life Insurance Subsidiary is in default in any respect as to any provision of any reinsurance or retrocession treaty or agreement or has failed to meet the underwriting standards required for any business reinsurance thereunder and (ii) no reinsurer or retrocessionaire is in default to any Life Insurance Subsidiary pursuant to any reinsurance or retrocession treaty or agreement, except for defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 4.21   Environmental Laws.  (a)  To the knowledge of
                         ------------------
Seller, except as set forth on Schedule 4.21 and as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and each Subsidiary have been and are in compliance with all applicable Environmental Laws, and have possessed, possess, have been, and are in compliance with all Environmental Permits required under such laws for the conduct of its business operations and ownership of its Owned Real Property,
(ii) there are no past, present or future events (including, without limitation, the sale of any Owned Real Property), conditions or legal requirements that would prevent, or substantially increase the cost to the Company or any Subsidiary of complying with Environmental Laws or of their obtaining, renewing or complying with all Environmental Permits required under such laws for the conduct of its business and operations and ownership of its Owned Real Property or that would give rise to any liability arising under any Environmental Law, and (iii) there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, direct or indirect, determined, determinable or otherwise, arising under or relating to any Environmental Law, (iv) there are and have been no conditions relating to the release or threatened release of Hazardous Materials at any property owned, operated or otherwise used by the Company or any Subsidiary now or in the past that would give rise to liability of the Company or any Subsidiary under any Environmental Law and (v) no written notice, notification, demand, request for information, citation, summons, complaint, order, or notice of investigation has been received by the Company or any of its Subsidiaries from, and no action, claim, suit, proceeding or review is pending or threatened by, any Governmental Authority or Person against, the Company or any of its Subsidiaries, with respect to any Environmental Law.

          (b) Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 4.21 do not address any liability or obligation of the Company or any Subsidiary arising specifically from any obligation the Company or any Subsidiary may have to defend or indemnify an insured, pursuant to a contract of insurance or reinsurance, with respect to any claim relating to Hazardous Materials or under any Environmental Law.

          Section 4.22   Insurance Coverage.  The Company has
                         ------------------
furnished to Buyer a true and correct list, as of the date hereof, of all policies of insurance maintained by the Company or any Subsidiary relating to the assets, properties, business, operations, employees, officers or directors of the Company or any Subsidiary. The Company maintains insurance relating to such assets, properties, business, operations, employees, officers and directors which is reasonable for a company of its size engaged in the life and health insurance business.

          Section 4.23   Year 2000.  Except as set forth on
                         ---------
Schedule 4.23 and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each hardware, software and firmware product (including embedded microcontrollers in computer equipment which are owned or licensed and used by the Company or any Subsidiary and which are involved in electronic data interchange and integration with third parties) owned or licensed and used by the Company or any of its Subsidiaries (including without limitation all software sold or licensed by NaviSys Incorporated and its subsidiaries) will, when required to do so, correctly differentiate between the years in different centuries and will accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations.

          Section 4.24   RGA and Conning.  Each of RGA and Conning
                         ---------------
has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1996 (collectively, the "SEC Documents"). Except as set forth on
Schedule 4.24, each of the SEC Documents has been duly and timely filed, and when filed was in material compliance with the requirements (including accounting requirements) of any applicable federal securities law and the applicable rules and regulations of the SEC thereunder, and no event has occurred requiring the filing of any amendment of any of the SEC Documents which amendment has not been duly and timely filed. Each of such SEC Documents was complete and correct in all material respects as of its date and, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Complete and correct copies of such SEC Documents have been made available by the Company to the Buyer prior to the date of this Agreement or, in the case of those not yet due and filed, will be so made available promptly after filing.

          Section 4.25  State Takeover Statutes and Shareholder Rights
                        ----------------------------------------------
Plans.  Except for the provisions of Article III of RGA's Articles of
-----
Incorporation, Seller has caused to be taken all actions necessary such that no "fair price," "moratorium," "control share acquisition," "business combination" or other form of antitakeover statute, regulation or provision of the Articles of Incorporation of RGA or Conning is applicable to any of the transactions contemplated hereby or by the Ancillary Agreements, including without limitation Sections 351.407 and 351.459 of the Missouri Revised Statutes. Seller has caused to be taken all actions necessary such that, for all purposes under the Rights Agreement, neither Buyer nor any of its Affiliates shall be deemed an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur, and the Rights will not separate from the common stock of RGA, in each case as a result of Buyer's entering into this Agreement and the Ancillary Agreements or consummating the transactions contemplated hereby or thereby, and the Rights Agreement and the Rights are inapplicable to such transactions. There is no rights agreement, rights plan or other similar agreement, plan or arrangement with respect to Conning applicable to the transactions contemplated hereby or by the Ancillary Agreements.

          Section 4.26   Insurance Issued.  Except as set forth on
                         ----------------
Schedule 4.26 or as disclosed to Buyer in a letter from Seller to Buyer dated August 26, 1999 and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to all insurance issued by any Life Insurance Subsidiary:

          (i) All insurance policy and annuity contract benefits payable by any Life Insurance Subsidiary and, to the knowledge of the Seller, by any other Person that is a party to or bound by any reinsurance, coinsurance or other similar agreement with any Life Insurance Subsidiary, have been paid in accordance with the terms of the insurance policies, annuity contracts and other contracts under which they arose, except for such benefits for which there is a reasonable basis to contest payment.

          (ii) Except as set forth on Schedule 4.26, all advertising, promotional and sales materials and other marketing practices used by any Life Insurance Subsidiary or any agent of any Life
     Insurance Subsidiary have complied and are currently in compliance with Applicable Laws.

          (iii) Each insurance agent, at the time such agent wrote, sold or produced business for any Life Insurance Subsidiary since January 1, 1994, was duly licensed as an insurance agent (for the type of business written, sold or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business.

          (iv) The Tax treatment under the Code of all insurance or annuity policies, plans or contracts; all financial products, employee benefit plans, individual retirement accounts or annuities; or any similar or related policy, contract, plan, or product, whether individual, group, or otherwise, if any, issued or sold by any Life Insurance Subsidiary is and at all times has been the same or not less favorable to the purchaser, policyholder or intended beneficiaries thereof as the Tax treatment under the Code for which such contracts qualified or purported to qualify at the time of their issuance or purchase, except for changes resulting from changes to the Code which do not apply to such issuance or purchase due to their effective date. For purposes of this Section 4.26, the provisions of the Code relating to the Tax treatment of such contracts shall include, but not be limited to, Sections 72, 79, 101, 104, 105, 106, 125, 130,
     401, 402, 403, 404, 408, 412, 415, 419, 419A, 457, 501, 505, 817,
     818, 7702 and 7702A. In addition, except as disclosed to Buyer in a letter from Seller to Buyer dated August 26, 1999, each annuity contract issued by any Life Insurance Subsidiary qualified as an annuity contract under Section 72 of the Code. Each life insurance policy issued by any Life Insurance Subsidiary qualified as a life insurance contract for federal income tax purposes when issued and any such policy which is a modified endowment contract under Section 7702A of the Code, (each, a "MEC") has been marketed as such at all relevant times or the policyholder otherwise has consented to such MEC status. Each of the employee benefit plans issued or sold by the Company qualifies under Section 401(a), 403(b) or 457, as applicable, of the Code.

          (v) The underwriting standards utilized and ratings applied by each Life Insurance Subsidiary with respect to insurance policies, annuity contracts or guaranteed investment contracts outstanding as of the date hereof have been provided to Buyer and, with respect to any such policy or contract reinsured in whole or in part, conform in all material respects to the standards and ratings required pursuant to the terms of the related reinsurance, coinsurance or other similar contracts and Seller has provided Buyer with copies of all underwriting policies and procedures for each Life Insurance Subsidiary.

          (iv) No insurance agent or broker at the time such agent or broker wrote, sold or produced business for any Life Insurance Subsidiary, violated (or with notice or lapse of time or both would have violated) any term or provision of any law or order applicable to any aspect (including, but not limited to, the writing, sale or production) of the business of any Life Insurance Subsidiary.

          Section 4.27   Real Property.  (a) Schedule 4.27 lists
                         -------------
all Owned Real Property.

          (b) Schedule 4.27 lists all leases with respect to Leased Real Property requiring the payment of more than $1,000,000 per annum.

          (c) The Seller has, or has caused to be, delivered to the Buyer true and complete copies of all leases listed on Schedule 4.27. Each such lease is legal, valid, binding, enforceable and in full force and effect with respect to the Company or the Subsidiary, as applicable, and, to the knowledge of Seller, each such lease is legal, valid, binding, enforceable and in full force and effect with respect to the lessor thereof, except when the failure to be legal, valid, binding, enforceable and in full force and effect would not have a Material Adverse Effect.

          (d) To the knowledge of Seller, there are no condemnation proceedings or eminent domain proceedings of any kind pending or threatened against the Owned Real Property or Leased Real Property.

          (e) Except as set forth on Schedule 4.27, the rental set forth in each lease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same, except as would not, individually or in the aggregate, be a Material Adverse Effect.


                             ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller as follows:

          Section 5.1    Organization and Related Matters.  Buyer is a
                         --------------------------------
mutual life insurance company duly organized, validly existing and in good standing under the laws of the State of New York.

          Section 5.2    Authority; No Violation.  (a)  Buyer has full
                         -----------------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action on the part of Buyer, and no other proceedings on the part of Buyer are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery of this Agreement by Seller) constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby to be performed by it, nor compliance by Buyer with any of the terms or provisions hereof, will (i) violate any provision of the Charter or Bylaws of Buyer, or (ii) assuming that the consents and approvals referred to in Section 5.3 are duly obtained, (A) violate in any material respect any Applicable Law with respect to Buyer, or any of its properties or assets or (B) violate, conflict with, result in a breach of any provision of, or constitute a default under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, prevent or materially delay the performance by Buyer of any of its obligations hereunder.

          Section 5.3    Consents and Approvals.  Except for (i) the
                         ----------------------
approval of the Director required by the Supervision Order, (ii) any approvals or orders required in connection with the Reorganization Proceeding (iii) approvals or consents of Governmental Authorities under the insurance holding company laws of Missouri, California, New York, Illinois, and Texas, (iv) applicable filings under the HSR Act, (v) the matters set forth on Schedule 5.3, and (vi) such other filings, authorizations, consents or approvals the failure to make or obtain which would not, individually or in the aggregate, prevent or materially delay the performance by Buyer of any of its obligations pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby. Buyer is not aware of any consents specified in the preceding sentence which it believes it is not reasonably likely to obtain.

          Section 5.4    Legal Proceedings.  Buyer is not a party to
                         -----------------
any, and there are no pending or, to Buyer's knowledge, threatened, Actions against or otherwise affecting Buyer or its properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement which, if adversely determined, would, individually or in the aggregate, prevent or materially delay the performance by Buyer of any of its obligations pursuant to this Agreement, and there is no injunction, order, judgment, decree or regulatory restriction imposed upon Buyer or its properties or assets which would, individually or in the aggregate, prevent or materially delay the performance by Buyer of any of its obligations pursuant to this Agreement.

          Section 5.5    Investment Intent of Buyer.  The Shares to be
                         --------------------------
acquired under this Agreement will be acquired by Buyer for its own account and not for the purpose of a distribution. Buyer will refrain from transferring or otherwise disposing of any of the Shares acquired by it, or any interest therein, in such manner as to violate any registration provision of the Securities Act of 1933, as amended, or any applicable state securities law regulating the disposition thereof. Buyer agrees that the certificates representing the Shares may bear legends to the effect that the Shares have not been registered under the Securities Act of 1933, as amended, or such other state securities laws, and that no interest therein may be transferred or otherwise disposed of in violation of the provisions thereof.

          Section 5.6    No Other Broker.  Other than Credit Suisse
                         ---------------
First Boston Corporation, the fees and expenses of which will be paid by Buyer, no broker, finder or similar intermediary has acted for or on behalf of Buyer or any Affiliate of Buyer, or is entitled to any broker's, finder's or similar fee or other commission from Buyer, or any Affiliate of Buyer, in connection with this Agreement or the transactions contemplated hereby.

          Section 5.7    Financing.  Buyer has, and at the Closing will
                         ---------
have, sufficient cash to consummate the transactions contemplated hereby and to pay all related fees and expenses.


                             ARTICLE VI

                             COVENANTS

          Section 6.1    Conduct of Business.  Prior to the Closing Date
                         -------------------
or the termination of this Agreement pursuant to the terms hereof, (a) except the events described in clauses (ii), (iii) and (iv) of Section 4.11, or any order of the Director of the Department or from the Reorganization Proceeding, Seller shall cause each of the Company, the Subsidiaries, RGA, the RGA Subsidiaries, Conning and the Conning Subsidiaries to use commercially reasonable efforts to (iii) preserve intact its present organization, business and franchise; (iv) maintain in effect all material licenses, approvals, qualifications, registrations and authorizations necessary to carry on its business as currently conducted; (v) preserve material existing relationships with its employees and agents, other distribution sources, customers, lenders, suppliers, regulators, rating agencies and others having material business relationships with it (referred to herein as "Contacts"); (vi) continue its advertising and promotional activities, pricing and purchasing policies, operations and business plan implementation consistent with past practice; (vii) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of its assets, properties, business, operations, employees, officers or directors except as required by applicable law; (viii) in the case only of the Company and the Subsidiaries, not undertake any material new business initiatives; and (ix) cooperate with Buyer to present the change of ownership contemplated by this Agreement in a positive manner to its Contacts, including without limitation furnishing such introductions and facilitating such continuing access to such Contacts as Buyer may reasonably request; and

          (b) without the prior written consent of Buyer, which consent shall not be unreasonably withheld, Seller will not, and will not permit the Company or the Subsidiaries to, except as required pursuant to any order of the Director or the Department or issued pursuant to the Reorganization Proceeding, (x) take or omit to take any action that would be reasonably likely to cause any of the representations and warranties made by Seller in this Agreement to become untrue; (xi) take any action that would prevent or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement, including without limitation actions that would be reasonably likely to prevent or materially impair the receipt of any consent, registration, approval, permit or authorization, that is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; or (iii) sell or otherwise transfer or dispose of the shares of the capital stock of RGA or Conning held by the Company.

          Section 6.2    Public Announcements.  Buyer and Seller shall
                         --------------------
consult with each other and the Department before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by the Department, by Applicable Law or court process or by obligations pursuant to any listing agreement with any national securities exchange.

          Section 6.3    Expenses.  Regardless of whether any or all of
                         --------
the transactions contemplated by this Agreement are consummated, and except as otherwise expressly provided herein, Buyer and Seller shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

          Section 6.4    Access; Certain Communications.  Between the
                         ------------------------------
date of this Agreement and the Closing Date, subject to Applicable Laws relating to the exchange of information and to any order of the Director of the Department or issued pursuant to the Reorganization Proceeding:

          (a) Seller shall (and shall cause the Company and each Subsidiary to) afford to Buyer and its authorized agents and representatives access, upon reasonable notice and during normal business hours, to all contracts and other documents and other information (except immaterial contracts, documents and information subject to confidentiality agreements) of or relating to the assets, liabilities, business, operations and other aspects of the business of the Company and the Subsidiaries and shall use commercially reasonable efforts to cause RGA, the RGA Subsidiaries, Conning and the Conning Subsidiaries to afford such access to Buyer and its authorized agents and representatives. Seller shall cause the Company Employees and the employees of any Subsidiary and each of the Company's and their respective attorneys, financial advisors, auditors, actuarial advisors and other representatives to provide reasonable assistance to Buyer in Buyer's investigation of matters relating to the purchase of the Shares; provided, however, that Buyer's investigation shall be conducted in a
--------  -------
manner which does not materially interfere with the normal operations, customers and employee relations of the Company, its Subsidiaries, RGA, the RGA Subsidiaries, Conning or the Conning Subsidiaries. Without limiting any of the terms thereof, the terms of the Confidentiality Agreement shall govern Buyer's and its agents' and representatives' obligations with respect to all confidential information with respect to the Company, the Subsidiaries, RGA, the RGA Subsidiaries, Conning and the Conning Subsidiaries, which has been provided or made available to them at any time, including during the period between the date of this Agreement and the Closing Date;

          (b)  except as required pursuant to any order of the
Director of the Department or issued pursuant to the Reorganization Proceeding, Seller shall give prompt notice to Buyer of (i) any material communication received from or given to any Governmental Authority in connection with any of the transactions contemplated hereby, (xii) any notice or other communication from or on behalf of any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, claims or investigations commenced or to Seller's knowledge threatened against Seller, the Company and the Subsidiaries, and, if known, RGA, the RGA Subsidiaries, Conning and the Conning Subsidiaries, that, if pending on the date of this Agreement, would have been required to have been disclosed, or relate to the consummation of the transactions contemplated by this Agreement; provided, however, that
                                             --------  -------
the delivery of any notice pursuant to this Section 6.4(b) shall not limit or otherwise affect the remedies available hereunder to Buyer; and

          (c) Seller shall, and shall cause any other Person receiving access thereto to, keep strictly confidential any and all non-public information it or they may receive from or concerning Buyer and its Affiliates, including, without limitation, any information received pursuant to Section 6.6.

          Section 6.5    Reorganization Plan.  As soon as practicable
                         -------------------
after execution of this Agreement, Seller shall make reasonable efforts to cause the Department to commence a Reorganization Proceeding and to submit the Reorganization Plan incorporating the material terms of this Agreement.

          Section 6.6    Regulatory Matters; Third Party Consents.  (a)
                         ----------------------------------------
Buyer and Seller shall cooperate with each other and (i) shall use their commercially reasonable efforts promptly to prepare and to file all necessary documentation, and to effect all applications, notices, petitions and filings, with each Governmental Authority which are necessary or advisable to consummate the transactions contemplated by this Agreement, and (ii) shall use their commercially reasonable efforts to obtain as promptly as practicable any permit, consent, approval, waiver or authorization of such Governmental Authority which is necessary or advisable to consummate the transactions contemplated by this Agreement.

          (b)  Buyer and Seller shall cooperate with each other and
(i) shall use their commercially reasonable efforts promptly to prepare and to file all necessary documentation, and to effect all applications, notices, petitions and filings, with each third party (other than a Governmental Authority) which are necessary or advisable to consummate the transactions contemplated by this Agreement, and (ii) shall use their commercially reasonable efforts to obtain as promptly as practicable any permit, consent, approval, waiver or authorization of such third party which is necessary or advisable to consummate the transactions contemplated by this Agreement.

          (c) Buyer and Seller shall have the right to review in advance, and shall consult with the other party on, in each case subject to Applicable Laws relating to the exchange of information, all the information relating to Seller, the Company and the Subsidiaries or Buyer, as the case may be, and any of their respective Affiliates, which appear in any filing made with, or written materials submitted to, any Governmental Authority or any other third party in connection with the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of any permit, consent, approval or authorization of a Governmental Authority or other third party necessary or advisable to consummate the transactions contemplated by this Agreement and each party shall keep the other apprised of the status of obtaining any such permit, consent, approval or authorization. The party responsible for any such filing shall promptly deliver to the other party evidence of the filing of all applications, filings, registrations and notifications relating thereto, and any supplement, amendment or item of additional information in connection therewith. The party responsible for a filing shall also promptly deliver to the other party a copy of each notice, order, opinion and other item of correspondence received from or sent to any Governmental Authority by such filing party in respect of any such application. In exercising the foregoing rights and obligations, Buyer and Seller shall act reasonably and promptly.

          (d) Without limiting the generality of the foregoing, as promptly as practical and, in any event within 21 calendar days after the date hereof, Buyer shall make Form A filings, which shall include all required exhibits thereto, with the insurance departments of the States of Missouri, California, New York, Illinois and Texas with respect to the transactions contemplated hereby and, as promptly as practical, Buyer shall make all required foreign filings with respect to the transactions contemplated hereby. Buyer shall as promptly as practicable make any and all other filings and submissions of information with such insurance departments which are required or requested by such insurance departments in order to obtain the approvals required by such insurance departments to consummate the transactions contemplated hereby. If any such insurance department, including without limitation the insurance department of the States of Missouri, California, New York, Illinois and Texas, requires that a hearing be held in connection with any such approval, Buyer shall use its commercially reasonable efforts to arrange for such hearing to be held as promptly as practicable after the notice that such hearing is required has been received by Buyer. Seller agrees to furnish Buyer with such necessary information and reasonable assistance as Buyer may reasonably request in connection with its preparation of such Form A filings and other filings or submissions. Buyer shall keep Seller fully apprised of its actions with respect to all such filings, submissions and scheduled hearings and shall provide Seller with copies of such Form A filings and other filings or submissions (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

          (e) Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Buyer, the Company or any of their respective Affiliates to any Governmental Authority in connection with the transactions contemplated by this Agreement or the Ancillary Agreements (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

          (f) Buyer and Seller shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

          Section 6.7    Further Assurances.  (a)  Each of the parties
                         ------------------
hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby.

          (b) Seller shall, and shall cause the Subsidiaries, and shall use reasonable best efforts to cause RGA and the RGA Subsidiaries, Conning and the Conning Subsidiaries, and their respective officers, directors, employees and agents (including attorneys, auditors and financial advisors) to provide such information (including, without limitation, financial information) and assistance as Buyer shall reasonably request in connection with the preparation of Buyer's Registration Statement on Form S-1 and policyholder information booklet and with respect to the Buyer's planned demutualization and initial public offering, including, without limitation, participating in due diligence discussions and meetings during normal business hours with Buyer's underwriters and providing such financial statements and audit reports thereon and consents with respect thereto as are reasonably necessary.

          Section 6.8    Notification of Certain Matters.   (a) Each
                         -------------------------------
party shall give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event or the existence of any condition that has caused or could reasonably be expected to cause any of its representations or warranties contained in this Agreement to be breached at any time after the date of this Agreement, up to and including the Closing Date (except to the extent such representations and warranties are given as of a particular date or period and relate solely to such particular date or period) and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          (b) Within twenty-eight days following the date of the execution of this Agreement and in any event no less than twenty-eight days prior to the Closing, Seller may provide to Buyer schedules permitted to be delivered in accordance with this Agreement on or prior to the date hereof which were not so delivered (such schedules being the "Supplemental Schedules"). Each of such Supplemental Schedules when delivered shall be certified to be a complete schedule being delivered in satisfaction of this covenant. Within fourteen days following the delivery of the last Supplemental Schedule to be delivered in accordance with this Section 6.8, Buyer may elect to terminate this Agreement by notice, as provided in Section 11.1 hereof, if any items disclosed in one or more of the Supplemental Schedules, either individually or in the aggregate, could reasonably be expected to constitute a Material Adverse Effect. Regardless of whether any such items individually or in the aggregate could reasonably be expected to constitute a Material Adverse Effect, if the Closing occurs, Seller shall indemnify Purchaser for any Losses arising from any item disclosed in such Supplemental Schedules in accordance with Article X hereof, as if such items were not disclosed and, for the purposes of such Article X hereof, such items do not constitute exceptions to the representations, warranties and covenants contained in this Agreement.

          Section 6.9    Maintenance of Records.  Through the Closing
                         ----------------------
Date, the Company shall maintain the Records in all material respects in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. From and after the Closing Date, each of the parties shall permit the other party reasonable access to any applicable Records in its possession, and the right to duplicate such Records, to the extent that the requesting party has a reasonable business purpose for requesting such access or duplication. Notwithstanding any other provision of this Section 6.9, access to any Records may be denied to the requesting party if the other party is required under Applicable Law to deny such access.

          Section 6.10   Service Under Employee Plans. (a)
                         ----------------------------
Service by the Company Employees with the Company, Seller or any of their Affiliates prior to the Closing Date shall be recognized under each benefit plan, program or arrangement established, maintained or contributed to by Buyer, the Company or any of their Affiliates after the Closing Date for the benefit of any Company Employee to the same extent recognized for comparable purposes under the Seller Plans providing comparable benefits, except that in no event shall Buyer be required to take such service prior to the Closing Date into account in determining the accrual of benefits under any retirement benefit plan; provided, however, that this provision shall have no effect on any service credit that existed under any Seller Plan on the Closing Date. Neither Buyer nor any Affiliate shall amend, in any manner adverse to any participant whose employment is terminated within 12 months after the Closing Date so that such person is no longer employed by Buyer or any entity that is then an Affiliate thereof, the provisions of any of the plans or programs listed in Schedule 6.10 hereto dealing specifically with additional benefits or rights of participants in the event of termination of employment on account of job elimination or divestiture.

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
          (b)  Buyer shall, or shall cause the applicable entity to,
(i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plan in which such Company Employees may be eligible to participate after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such Company Employees and that have not been satisfied as of the Closing Date under any welfare plan maintained for the Company Employees immediately prior to the Closing Date, and (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Company Employees are eligible to participate in after the Closing Date.

          Section 6.11   Benefits Under Employee Plans.  All benefits
                         -----------------------------
accrued and/or incurred by Company Employees and their qualified beneficiaries prior to the Closing Date under the Seller Plans shall be a liability of the Seller Plans to the extent payable under the terms of the Seller Plans. After the Closing Date, Buyer may amend the Seller Plans in accordance with their respective terms; provided,
                                                            --------
however, that Buyer will not take any action to use the assets of the
-------
trust under the General American Life Insurance Company and Affiliated Companies Executive Deferred Compensation Plans (the "Rabbi Trust") for any purposes other than those permitted under the Rabbi Trust agreement as in effect on the date hereof.

          Section 6.12   Company Confidentiality Agreements.  Buyer and
                         ----------------------------------
Seller acknowledge and agree that on or prior to the Closing, Seller will assign to Buyer its rights under the Company Confidentiality Agreements, except to the extent that any such assignment is directly or indirectly prohibited or impaired by the terms of any of such Company Confidentiality Agreements or applicable law, in which case the parties hereto shall cooperate to provide Buyer, to the fullest extent practicable, the benefits thereof.

          Section 6.13   No Solicitations.  (a) From and after the
                         ----------------
date hereof, Seller shall not, and shall direct and use commercially reasonable efforts to cause the Subsidiaries, Conning, the Conning Subsidiaries, RGA and the RGA Subsidiaries, and each of their respective officers, directors, employees, agents, advisors or other representatives (each, a "Representative") not to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, any Proposal or Alternative Transaction (as defined below), other than with Buyer; provided, however, that to the extent required by the fiduciary
       --------  -------
obligations of Seller's Board of Directors, as determined in good faith by

Seller's Board of Directors following consultation with outside counsel, or at the direction of the Department or the Reorganization Proceeding, if Seller receives an unsolicited proposal with respect to a Control Transaction (as defined below), Seller may participate in such discussions or negotiations or furnish (pursuant to a confidentiality agreement in customary form) such information in response to such Proposal or, subject to Section 11.3, authorize, engage in or enter into any agreement with respect to such Control Transaction. Seller will advise Buyer of, and communicate to Buyer the terms of, any Proposal that Seller, the Company, any of the Subsidiaries or any of their respective Representatives, or, if known by the Company, RGA, any of the RGA Subsidiaries, Conning or any of the Conning Subsidiaries, may receive unless the terms of such Proposal prohibit such disclosure, or otherwise directed by the Director.

          (b) For purposes of this Agreement: (i) "Proposal" means any written proposal or offer from any Person relating to an Alternative Transaction; (ii) "Alternative Transaction" means any (A) direct or indirect acquisition or purchase of any equity securities of, or other equity interest in, the Company or any of the Subsidiaries that if consummated would result in any Person beneficially owning (or having the right to acquire) 10% or more of any class of equity securities of, or the equity interest in the Company or any of the Subsidiaries or which would require approval under any federal, state or local law, rule, regulation or order governing or relating to the current or contemplated operations of the Company or any of the Subsidiaries, (B) merger, consolidation, business combination, sale of a material portion of the assets (including, without limitation, by means of any reinsurance or renewal rights transaction), liquidation, dissolution or similar transaction involving the Company or any of the Subsidiaries or
(C) other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the transactions with Buyer contemplated by this Agreement or which would reasonably be expected to dilute the benefits of such transactions to Buyer; and (iii) "Control Transaction" means any transaction that involves a (A) merger or consolidation or similar business combination involving the Company or a significant Subsidiary of the Company, (B) sale of all or substantially all of the assets of the Company or (C) sale or issuance of the Shares or other equity securities of the Company to a Person which, following the completion of such sale or issuance, will beneficially own the Shares or other equity securities of the Company representing a majority of the voting power with respect to the election of the directors of the Company.

          Section 6.14   Policy Credits and Dividends in Respect of
                         ------------------------------------------
Tax-Qualified Retirement Contracts.  Subject to the applicable
----------------------------------
requirements of ERISA and the Code, Buyer agrees to cause the Life Insurance Subsidiaries or their successors to accept at any time after the Closing Date any distribution by Seller in respect of any Tax-Qualified Retirement Contract and to post a policy credit or dividend to such contract with respect to such distribution as soon as practicable. Buyer and Seller shall cooperate in all matters with respect to any such distribution to best assure the ongoing qualification of any related tax-qualified retirement plan.

          Section 6.15   Alternative Structure.  In the event that
                         ---------------------
the Closing fails to occur because Buyer has not made the determination referred to in Section 9.1(f)(ii), the termination date referred to in Section 11.1(a)(v) shall be October 26, 2000 and Buyer and Seller shall use their best efforts to negotiate and implement an alternative structure that will permit the Closing to occur as promptly as practicable; provided, however, that nothing contained in this
             --------  -------
Section 6.15 will require Buyer or Seller to agree to alter the Purchase Price or any of the other fundamental economic terms of the purchase of Shares pursuant to this Agreement.

          Section 6.16   Employment.  For a period of one year after
                         ----------
the Closing Date, Buyer shall maintain the number of employees employed by the Company, its Subsidiaries, RGA, the RGA Subsidiaries, Conning and the Conning Subsidiaries at no less than 90% of the aggregate number of such employees employed by such entities as of the Closing Date; provided, however, that when calculating such
                  --------  -------
percentage the number of employees employed as of the date hereof may be adjusted to reflect businesses divested by the Company after the date hereof. No provision contained in this Section 6.16 shall be deemed to constitute an employment contract between Buyer and any individual, or a waiver of Buyer's right to discharge any employee at any time, with or without cause.

          Section 6.17   Headquarters; Local Activities.  For the
                         ------------------------------
reasonably foreseeable future after the Closing, the corporate headquarters and principal executive offices of the Company, Conning and RGA shall be located in metropolitan St. Louis, Missouri. For the reasonably foreseeable future after the Closing, Buyer shall cause the Company, and the Company shall provide, charitable contributions and community support within the St. Louis, Missouri area substantially comparable to the historical levels of charitable contributions and community support provided by the Company prior to the Closing.

          Section 6.18   Dividends.  Holders of participating
                         ---------
policies of the Life Insurance Subsidiaries and GALIC in effect on the Closing Date shall continue to have the right to receive dividends as provided in the participating policies, if any.

          Section 6.19   Investment Advisory Agreements.  Seller
                         ------------------------------
agrees to use commercially reasonable efforts to obtain all required shareholder, board and customer consents as required in connection with any investment advisory agreements as a result of

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
the transactions contemplated by this Agreement so as to assure that such agreements are not terminated.

          Section 6.20   Capital Contribution.  In the event that
                         --------------------
Buyer and Seller implement the exchange program contemplated by Section 7.1(c)(i) hereof, following the Closing upon termination of the exchange contracts, Buyer will make a capital contribution of $120,000,000 to GALIC.

          Section 6.21   Change of Control Agreements.  Buyer and,
                         ----------------------------
 prior to the Closing Date, Seller shall use their respective commercially reasonable efforts to prevent to the greatest extent possible the occurrence of a "change of control" or similar triggering event under a Seller Plan or other contract or arrangement for the benefit of any Company Employee (or any non-employee director or independent contractor of Seller, the Company, any Subsidiary, RGA, any RGA Subsidiary, Conning or any Conning Subsidiary).



                              ARTICLE VII

                          INTERIM ARRANGEMENT

          Section 7.1    Interim Agreements.  (a) Buyer will develop
                         ------------------
with Seller as soon as practicable a program of coinsurance support for the period from the date of this Agreement through the Closing Date for new and existing business to be issued by GALIC, and similar arrangements as may be required by COVA and RGA.

          (b) Buyer will develop with Seller as soon as practicable a program of policy conversion to support GALIC's in force business for the period from the date of this Agreement through the Closing Date.

          (c) (xiii) To address the funding agreement business, Buyer and Seller will as soon as practicable implement a stabilization program. Such program will consist of an exchange or other program agreed to by Buyer and Seller and approved by the Department. Under an exchange program Buyer will offer to each holder of a funding agreement contract an exchange contract in consideration for the transfer by GALIC to Buyer of assets as determined below with market value (at the business day prior to the date of transfer) equal to the market value of the liabilities under the funding agreement contracts at the business day prior to the date of transfer (determined using Buyer's credit rating) plus a risk premium of $120 million. The $120 million would be payable by Wire Transfer in three $40 million installments; at inception of the exchange, ninety days following such inception and one-hundred eighty days following such inception.

          (xiv) Under an exchange program, five business days prior to the date of asset transfer, Buyer will submit to a mutually agreed upon third party (to be selected from Merrill Lynch, Bear Stearns, Lehman Brothers or Salomon Smith Barney (the "third party") a schedule of fixed-income assets from the GALIC portfolio (the "105% Portfolio") having (in Buyer's reasonable opinion) a market value of 105% of the market value of the funding agreement contract liabilities being exchanged. On the business day prior to the transfer, the third party will determine the market value of each asset in the 105% Portfolio. Assets having a market value equal to 100% of the market value of the funding agreement contract liabilities will be selected by Buyer, in its sole discretion, from such 105% Portfolio and transferred to, and accepted by, Buyer as payment for its exchange of the funding agreement contract liabilities. For purposes of this provision, the term "market value of the funding agreement contract liabilities" shall mean the amount mutually agreed to by Buyer and GALIC on the business day prior to the date of transfer. In selecting the 105% Portfolio, Buyer's primary concern is liquidity, but it will also take into account the following:

          (a)  GALIC's capital and surplus;

          (b)  the tax effect on GALIC of the asset transfer;

          (c) the effect of the asset transfer upon the investment yield, asset quality and maturity structure of the assets remaining at GALIC after such transfer; and

          (d) the relationship between the book yield on the transferred portfolio and the interest crediting rate of the funding agreement contract liabilities.



                              ARTICLE VIII

                              TAX MATTERS

          Section 8.1    Indemnity.  (a)  Subject to the terms of
                         ---------
Section 8.1(c) excluding payments to Seller pursuant to Section 8.2, Seller agrees to indemnify and hold harmless Buyer, the Company and each Subsidiary against the following Taxes (except to the extent of the reserve for Taxes (not including any deferred Tax amounts) on the June 30, 1999 Interim Financial Statement and except to the extent that any such Tax is attributable to an audit adjustment that results in an increase in the taxable income of the Company or its Subsidiaries for any such period and a correlative decrease in such taxable income in a later taxable period beginning on or after the Closing Date, in which case the amount of the indemnity shall be reduced by the discounted present value of the resulting reasonably estimated future benefit), and, except as otherwise provided in Section 8.9, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Company or any Subsidiary with respect to taxable periods ending on or before the Closing Date; (ii) Taxes imposed on any member of any consolidated, combined or unitary group with which any of the Company and the Subsidiaries file or have filed a Tax Return on a consolidated, combined or unitary basis for a taxable period ending on or before the Closing date; and (iii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Company or any Subsidiary which are allocable, pursuant to
Section 8.1(b), to the portion of such Tax period ending on the Closing
Date.

          (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

          (i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property
     (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under
     Section 8.9), deemed equal to the amount which would be payable if the taxable period ended with the Closing Date;

          (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or any Subsidiary, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period; and

          (iii) in the case of any premium tax, the amount which would be payable with respect to the direct premiums written during the period that ends on the Closing Date (taking into account the rates and credits allocable to the pre-Closing period that would be available if such period were treated as a separate year for premium tax purposes).

          (c) Notwithstanding any provision in this Agreement to the contrary, Seller shall only be obligated to Buyer pursuant to the provisions of Section 8.1(a) for Taxes for which (i) Buyer, the Company or any Subsidiary, as the case may be, has received a notice of proposed adjustment in writing from a Taxing Authority (e.g., receipt of Form 5701 "Notice of Proposed Adjustments" for U.S. federal tax purposes), and (ii) Buyer has thereafter made a valid claim with respect thereto against the Escrow Account pursuant to the terms of the Escrow Agreement on or prior to the third anniversary of the Closing Date.

          (d)  Buyer hereby agrees to indemnify and hold harmless
Seller for all Taxes and associated expenses not allocated to Seller pursuant to the provisions of this Section 8.1(a).

          (e) Neither Buyer, the Company, nor any Subsidiaries shall take or allow to be taken any action the effect of which would be to accelerate the making of any claim, the commencement or completion of any audit or other inquiry by a Taxing Authority or the payment of (or increase in the amount of) any Tax liability for which Seller has an obligation to indemnify Buyer pursuant to the terms of Section 8.1. If Buyer, the Company, any Subsidiary, or any employee or agent of any of them takes or causes to be taken any such action, the indemnity provided in Section 8.1 hereof shall be void to the extent of any associated payment or increase in Tax liability. Seller shall not take or permit to be taken any action the effect of which would be to delay the making of any claim, the commencement or completion of any audit or other inquiry by a Taxing Authority or the payment of (or increase in the amount of) the payment or increase the amount of any Tax liability for which Seller has an obligation to indemnify Buyer pursuant to the terms of Section 8.1.

          (f) Seller's obligations pursuant to this Section 8.1 shall be satisfied solely with payments made by the Escrow Agent from the Escrow Account, and Buyer shall have no other recourse against Seller with respect to any such obligations.

          Section 8.2    Tax Allocation Agreement Payments.  After the
                         ---------------------------------
Closing Date, in accordance with the Tax Allocation Agreements and past intercompany accounting practices of the Company and the Subsidiaries, the Company and the Subsidiaries shall make further payments of Tax to the Seller or an appropriate Taxing Authority to the extent that their share of current Taxes attributable to taxable periods or portions thereof ending on or before the Closing Date exceeds their previously paid share of estimated Taxes; provided, however, that no payment shall be due for any period covered on the June 30, 1999 Interim Financial Statement, except to the extent that provision for such Tax has been made therein; and, provided, further, that no such payment shall include any amount of Tax attributable directly or indirectly to the sale of the Shares pursuant to this Agreement except as set forth in Section 8.6. Any payment under this

Section 8.2 which is to be made to the Seller shall be due not earlier than five (5) Business Days before the due date of the corresponding payment to the appropriate Taxing Authority. Except as otherwise provided in this Section 8.2, this Agreement terminates, as of the Closing Date, the Tax Allocation Agreements and any and all other similar agreements with respect to Taxes between or among Seller and Company and the Subsidiaries.

          Section 8.3    Returns and Payments.  (a)  Seller shall
                         --------------------
prepare and file or otherwise furnish in proper form to the appropriate Taxing Authority (or cause to be prepared and filed or so furnished) in a timely manner all (i) consolidated, combined and unitary Tax Returns (each a "Consolidated Return") that include Seller and (ii) Tax Returns relating to the Company and the Subsidiaries that are attributable to periods ending on or before the Closing Date (and Buyer shall do the same with respect to any non-Consolidated Return for the Company or the Subsidiaries attributable to periods ending after the Closing Date).
Tax Returns of the Company and the Subsidiaries not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Company and the Subsidiaries (except to the extent counsel for Seller or the Company renders a legal opinion that it is less likely than not that such practices would be sustained by the courts if challenged or determines that a Tax Return cannot be so prepared and filed without being subject to penalties). With respect to any non-Consolidated Return required to be filed by Buyer or Seller with respect to the Company and the Subsidiaries and as to which an amount of Tax is allocable to the other party under Section 8.1(b), the filing party shall provide the other party and its authorized representatives with a copy of such completed Tax Return and a statement certifying the amount of Tax shown on such Tax Return that is allocable to such other party pursuant to Section 8.1(b), together with appropriate supporting information and schedules at least forty-five (45) days prior to the due date (including any extension thereof) for the filing of such Tax Return, and such other party and its authorized representatives shall have the right to review and comment on such Tax Return and statement prior to the filing of such Tax Return.

          (b) After the Closing Date, Seller shall pay when due and payable all Taxes with respect to the Company and the Subsidiaries that are unpaid as of the Closing Date and are allocable to Seller pursuant to Sections 8.1(a) and 8.1(b) (either directly to the appropriate Taxing Authority or as appropriate to Buyer, the Company or any Subsidiary as the case may be).

          (c) Buyer shall or shall cause the Company or the Subsidiaries to pay all Taxes that are allocable to Buyer pursuant to
Section 8.1(d)(either directly to the appropriate Taxing Authority or to Seller).

          Section 8.4    Refunds.  Any Tax refund (including any
                         -------
interest with respect thereto) relating to the Company or any Subsidiary for Taxes paid for any taxable period or portion thereof ending on or prior to the Closing Date shall be the property of Seller, and if received by Buyer or the Company or any Subsidiary shall be paid over promptly to Seller.

          Section 8.5    Contests.  (a)  After the Closing, Buyer shall
                         --------
promptly notify Seller in writing of any written notice of a proposed assessment, audit or claim with respect to any inquiry, assessment, contest, proceeding or litigation (a "Contest") of Buyer or Seller or of any of the Company and the Subsidiaries which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article VIII.

          (b) For all Contests for which the Seller alone has an indemnification obligation under Section 8.1, Seller shall control all such Contests in connection therewith. Prior to the Closing Date, Seller shall control all Contests relating to the Company and the Subsidiaries. After the Closing Date, in the case of a Contest that relates to a non-Consolidated Return (or any item relating thereto or reported thereon) for a taxable period ending on or before, or that includes, the Closing Date, Seller shall have the right at its expense to participate in and control the conduct of such Contest, and for all taxable periods thereafter, Buyer shall control such Contests. If Seller does not assume the defense of any such Contest for a taxable period ending on or before the Closing Date, Buyer may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such Contest after giving 30 days' prior written notice to Seller setting forth the terms and conditions of settlement. In the event of a Contest covered by the second sentence of this paragraph, that involves issues relating to a potential adjustment for which Seller has liability that are required to be dealt with in a proceeding that also involves separate issues relating to a potential adjustment for which Buyer would be liable, Buyer shall have the right, at its expense, to control the Contest but only with respect to the latter issues.

          (c) Buyer and Seller agree to cooperate, and Buyer agrees to cause the Company and the Subsidiaries to cooperate, in the defense against or compromise of any claim in any Contest.

          Section 8.6    Section 338(h)(10) Election.  (a)  At Buyer's
                         ---------------------------
written request, which shall be given to Seller not later than 60 days before the last date an election under Section 338(h)(10) of the Code ("Election") with respect to the purchase of the Shares hereunder would be permitted to be filed, Buyer and Seller shall (i) cooperate in the preparation for the Election and (ii) unless Buyer thereafter shall notify Seller in writing prior to the date that the Election would be required to be filed that such Election shall not be made, jointly file such Election with the appropriate Taxing Authority on a timely basis and comply with the rules and regulations applicable to such Election. In the event an Election is made hereunder, unless directed otherwise by Buyer, Seller and Buyer shall, when possible, omit or elect out of any such Election under applicable state or local law.

          (b)  For purposes of making such Election and determining
the Tax Election Amount under Section 8.6(c), Buyer shall determine the value of the tangible and intangible assets of the affected entities and shall timely provide Seller with an allocation of Buyer's "adjusted grossed-up basis" in the Shares (within the meaning of the Treasury Regulations under Section 338 of the Code) to such assets (the "Allocation"). The Allocation shall be binding upon Buyer and Seller for purposes of allocating the "deemed selling price" (within the meaning of the Treasury Regulations) among the assets of the affected entities; provided, however, that if Seller believes that all or a
          --------  -------
portion of the Allocation is materially incorrect, an independent accounting firm of national reputation (the "Independent Accounting Firm") shall be selected by Seller's and Buyer's accounting firms, subject to the approval of both the Seller and Buyer, to determine whether the Allocation is materially incorrect and the determination of such Independent Accounting Firm shall be final. If the Independent Accounting Firm determines that the Allocation is not materially incorrect, Seller and Buyer shall be bound by the Allocation. If the Independent Accounting Firm determines that the Allocation (or any portion thereof) is materially incorrect, Seller and Buyer shall be bound by the Allocation as adjusted by such Independent Accounting Firm.

          (c) If Buyer decides to make the Election, Buyer shall pay to Seller as additional Purchase Price an amount (the "Tax Election Amount") net of tax at an assumed rate of 40%, equal to the excess of
(i) the amount of federal, state and local income and franchise Taxes due as a result of the deemed sale of the assets of the affected entities pursuant to the Election, taking into account any available federal, state or local losses, credits and loss or credit carryovers, and any available election out of, omission of an election under, or unavailability of an election under Section 338(h)(10) (or any analogous provision) for state or local tax purposes, and disregarding any additional amount of Purchase Price that may be payable by Buyer under this subsection (the "Actual Section 338(h)(10) Tax Liability"), over
(ii) the amount of federal, state and local income and franchise taxes that would have been incurred by Seller solely as a result of a transaction in which all the Shares were sold without making an election under Section 338(h)(10) of the Code (the "Hypothetical Stock Sale Tax Liability"). Notwithstanding any other provision of this Agreement, Buyer shall not be entitled to an indemnity for any Tax that is imposed with respect to a Tax period ending on or before, or that includes, the Closing Date and that relates to the adjustment by a Taxing Authority of any federal, state or local losses, credits and loss or credit carryovers that have been taken into account in computing the Actual Section 338(h)(10) Tax Liability.)

          (d)  The Tax Election Amount shall be determined by Seller and its accounting firm with the full cooperation of Buyer and its accounting firm; provided, however, that the Tax Election Amount
                 --------  -------
shall be subject to the right of review by Buyer and Buyer's accountants. Seller shall provide to Buyer the calculation of the Tax Election Amount no later than the twenty-fifth day following the effective date of Buyer's initial request. In the event Buyer or Buyer's accountants disagree with such calculation, Buyer shall give Seller written notice thereof within 15 days of the date Seller furnishes such calculation. Buyer shall pay to Seller the portion of the Tax Election Amount that Buyer does not dispute (the "Undisputed Amount") at least three Business Days prior to the due date of Seller's Return for the Tax period that includes the Closing Date. If Seller and Buyer are unable to settle or compromise such dispute within 15 Business Days after Buyer's notice, the Independent Accounting Firm shall determine the Tax Election Amount and such determination shall be final. In the event it is determined that Buyer owes Seller any portion of the disputed amount, Buyer shall bear the portion of the costs of the Independent Accounting Firm determined by multiplying such costs by a fraction, the numerator of which is the additional amount that the Independent Accounting Firm determines Buyer owes Seller and the denominator of which is the disputed amount, and Buyer shall pay to Seller such additional amount plus interest thereon at the "overpayment rate" as defined in Section 6621(a) of the Code from the due date of Seller's Return to the date of payment. Seller shall bear all costs of the Independent Accounting Firm which are not paid by Buyer pursuant to the immediately preceding sentence.

          Section 8.7    Time of Payment.  Except as provided in
                          ---------------
Section 8.2 hereof, payment of any amounts due under this Article VIII in respect of Taxes shall be made (i) at least three Business Days before the due date of the applicable Tax Return required to be filed by either Buyer or Seller, as the case may be, that shows Taxes due for which the other party is responsible under Sections 8.1(a) and 8.1(b), or (ii) within three Business Days following an agreement between Seller and Buyer that an indemnity amount is payable, an assessment of a Tax by a Taxing Authority, or a "determination" having been made as such term is defined in Section 1313(a) of the Code. If liability under this
Article VIII is in respect of costs or expenses other than Taxes, payment of any amounts due under this Article VIII shall be made within five Business Days after the date when the relevant entity has been notified that such entity has a liability for a determinable amount under this Article VIII and is provided with calculations or other materials supporting such liability.

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

          Section 8.8    Cooperation and Exchange of Information. Upon
                         ---------------------------------------
the terms set forth in Section 6.4 of this Agreement, Seller and Buyer will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any Contest in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any of the Company or the Subsidiaries or any part of the business from Buyer. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Taxing Authorities. Seller shall make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder as is reasonably practicable. Each of Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company and the Subsidiaries for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns, schedules and work papers, records and other documents relate, without regard to extensions except to the extent notified in writing of such extensions for the respective Tax periods, or (ii) three years following the due date (without extension) for such Tax Returns, provided, however, that the Seller may satisfy its obligations
--------  -------
hereunder by delivering all such Tax Returns, schedules and work papers, records and other documents to the Buyer. Any information obtained under this Section 8.8 shall be kept confidential in accordance with
Section 6.4 except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting a Contest.

          Section 8.9    Conveyance Taxes.  Buyer shall be liable for
                         ----------------
and shall hold Seller harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Buyer or Seller, as appropriate, shall execute and deliver all instruments and certificates necessary to enable the other to comply with any filing requirements relating to any such Taxes.

          Section 8.10   Miscellaneous.  (a)  Seller and Buyer agree
                         -------------
to treat all payments made by either of them to or for the benefit of the other (including any payments to the Company or any Subsidiary) under this Article VIII, under other indemnity

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
provisions of this Agreement as adjustments to the Purchase Price.

          (b) Notwithstanding any other provision in this Agreement to the contrary, Seller's obligation to indemnify Buyer, the Company, and its Subsidiaries with respect to Taxes shall not extend to any Taxes attributable to the deduction for the risk premium payment made pursuant to Article VII hereof.

          (c) Seller will use its best efforts before the Closing Date to pursue the submission to the Internal Revenue Service as disclosed to Buyer in a letter from Seller to Buyer dated August 26, 1999.

          (d) The representations and warranties contained in Sections 4.14 and 4.26(a)(iv) shall terminate as of the Closing Date.



                              ARTICLE IX

                         CONDITIONS TO CLOSING

          Section 9.1    Conditions to Buyer's Obligations.  In
                         ---------------------------------
addition to the conditions set forth in Section 9.3, the obligations of Buyer to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by Buyer:

          (a) The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct only as of such date or period); provided, however, that with respect to any representation or
     --------  -------
     warranty or portion thereof that is qualified by Material Adverse Effect, materiality or similar qualifier, such representation or warranty or portion thereof shall be true and correct in all respects;

          (b) Seller shall have performed and complied with in all material respects all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date;

          (c) Seller shall have caused to be delivered to Buyer a certificate executed by a duly authorized officer of Seller certifying that the conditions set forth in this Section 9.1 have all been satisfied;

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

          (d) The Company shall not have commenced a voluntary case or proceeding under any bankruptcy law and, if an involuntary case shall have been commenced against the Company under any bankruptcy law, such case shall have been dismissed within 60 days after its commencement;

          (e) The transactions contemplated by the proxy statement of RGA dated July 23, 1999 shall have been consummated in all material respects on the terms set forth in such proxy statement, including, without limitation, the reclassification of RGA's Non-Voting Common Stock into Common Stock at the exchange rate set forth in such proxy statement;

          (f) Any approvals or orders required in connection with the Reorganization Proceeding in order to permit the consummation of the transactions contemplated by this Agreement shall have been obtained, and (i) such approvals or orders shall have become final and nonappealable, or (ii) the period for appealing any such approvals or orders shall have passed, one or more appeals of such approvals or orders shall have been timely taken and not withdrawn, any such approvals or orders shall not have been stayed or reversed prior to the Closing, and Buyer shall have determined, in its sole discretion, exercised in good faith, that any such appeals are unlikely to invalidate Buyer's title to the Shares; and

          (g) GALIC shall not be subject to a then pending rehabilitation proceeding under Section 375.1165 of the Missouri Insurance Code.

          Section 9.2    Conditions to Seller's Obligations.  In addition
                         ----------------------------------
to the conditions set forth in Section 9.3, the obligations of Seller to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by Seller:

          (a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct only as of such date or period); provided, however, that with respect to any representation or
     --------  -------
     warranty or portion thereof that is qualified by Material Adverse Effect, materiality or similar qualifier, such representation or warranty or portion thereof shall be true and correct in all respects;

          (b) Buyer shall have performed and complied with in all material respects all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date;

          (c) Buyer shall have caused to be delivered to Seller a certificate executed by a duly authorized officer of Buyer certifying that the conditions set forth in this Section 9.2 have all been satisfied; and

          (d) Any approvals or orders required in connection with the Reorganization Proceeding in order to permit the transactions contemplated by this Agreement shall have been obtained, and such approvals or orders shall not have been stayed or reversed prior to the Closing.

          Section 9.3    Mutual Conditions.  The obligations of each of
                         -----------------
Buyer and Seller to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing, as to itself, by either party:

          (a) No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

          (b) All approvals of Governmental Authorities required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

          (c) In respect of the notifications of Buyer and Seller pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated;

          (d) Buyer, Seller and Escrow Agent shall have duly executed and delivered the Escrow Agreement;

          (e) The Reorganization Plan as approved in the Reorganization Proceeding shall contain substantially the terms specified in Exhibit A and such other terms as are reasonably acceptable to Buyer and Seller.

                               ARTICLE X
               SURVIVAL OF REPRESENTATIONS, WARRANTIES,
               COVENANTS AND AGREEMENTS; INDEMNIFICATION

          Section 10.1   Survival.  (a)  The representations and
                         --------
warranties of the parties set forth in this Agreement shall terminate on the date that is two years after the Closing Date. Notice with respect to any claim in respect of any inaccuracy in or breach of any representation or warranty shall be in writing and shall be given to the party against which such claim is asserted on or before the date on which such representation or warranty terminates.

          (b)  All covenants and agreements made by the parties to
this Agreement which contemplate performance following the Closing Date shall survive the Closing Date. All other covenants and agreements shall not survive the Closing Date and shall terminate as of the Closing; provided, however, that if any such covenant or agreement
         --------  -------
is breached on or prior to the Closing Date, the non-breaching party shall retain all rights and remedies with respect to such breach following the Closing Date.

          Section 10.2   Obligation of Seller to Indemnify.  Subject
                         ---------------------------------
to the limitations set forth in Sections 10.1, 10.5, 10.6 and 10.7, Seller shall indemnify, reimburse, defend and hold harmless Buyer and its directors, officers, employees, Affiliates, and their respective successors and assigns from and against any Loss incurred by any of them based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty of Seller without taking into account, in determining whether any such inaccuracy or breach exists or has occurred, any qualifier in any representation or warranty or portion thereof as to Material Adverse Effect, materiality or similar qualifier;(ii) the nonfulfillment on the part of Seller of any unwaived covenant or agreement set forth in this Agreement;
(iii) any direct or derivative Action brought or threatened within three years after the Closing Date by any Person of any kind or nature whatsoever and based on any legal theory whatsoever (a) (other than non-derivative claims of Seller) seeking relief as a result of Buyer's acquisition of the Shares, (b) resulting from alleged breaches occurring on or after July 15, 1999 of contracts relating to the Stable Value Business or (c) arising out of the financial distress of GALIC relating to the Stable Value Business (the "Indemnified Litigation"); (iv) any and all indemnification claims by officers, directors or employees of Seller, the Company, GALIC, any Subsidiary, RGA, any RGA Subsidiary, Conning or any Conning Subsidiary or payments made by the Company, any Subsidiary, RGA, any RGA Subsidiary, Conning or any Conning Subsidiary with respect to the items set forth in clause (iii) above, including without limitation, any indemnification of any employee, officer or director (other than a director of RGA or Conning who is not, and has never been, an officer or employee of Seller, the Company, GALIC, any subsidiary, RGA, any RGA Subsidiary, Conning or any Conning Subsidiary) of any such Persons; (v) all liabilities relating to any Seller Plan not listed in
Schedule 4.13 (other than a Seller Plan that does not have an aggregate lifetime present value liability in excess of $500,000); and (vi) all liabilities relating to any additional or accelerated compensation, benefits or other rights under a Seller Plan or other contract or arrangement for the benefit of any Company Employee (or any non-employee director or independent contractor of the Company, any Subsidiary, RGA, any RGA Subsidiary, Conning or any Conning Subsidiary) resulting from the transactions contemplated by this Agreement being considered to constitute a "change in control" or similar triggering event.

          Section 10.3   Obligation of Buyer to Indemnify.  Subject
                         --------------------------------
to the limitations set forth in Sections 10.1, 10.5 and 10.7, Buyer shall indemnify, defend and hold harmless Seller and its directors, officers, employees, Affiliates, and their respective successors and assigns from and against any Loss incurred by any of them based upon, arising out of or otherwise in respect of (i) any inaccuracy in or breach of any representation or warranty of Buyer (after taking into account the exceptions to such representations and warranties which are set forth on the Schedules related to such representations and warranties), and (ii) the nonfulfillment on the part of Buyer of any unwaived covenant or agreement set forth in this Agreement which survives the Closing Date in accordance with Section 10.1.

          Section 10.4   Notice and Opportunity to Defend Against Third
                         ----------------------------------------------
Party Claims.  (a)  Promptly after receipt from any third party by
------------
either party hereto (the "Indemnitee") of a notice of any demand, claim or circumstance that, immediately or with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss for which indemnification may be sought hereunder, the Indemnitee shall give written notice thereof (the "Claims Notice") to the party obligated to provide indemnification pursuant to Section 10.2 or 10.3 (the "Indemnifying Party"); provided, however, that a failure
                                    --------  -------
to give such notice shall not prejudice the Indemnitee's right to indemnification hereunder except to the extent that the Indemnifying Party is actually prejudiced thereby. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

          (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted
Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall, within 20 Business Days following its receipt of the Claims Notice (or sooner, if the

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
nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to provide indemnification under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any Asserted Liability without the consent of the other party; provided, however, that such consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

          Section 10.5   Net Indemnity.  The amount of any Loss from and
                         -------------
against which either party is liable to indemnify, reimburse, defend and hold harmless the other party or any other Person pursuant to
Section 10.2 or Section 10.3 shall be reduced by any insurance or other recoveries or any Tax benefit that such Indemnitee actually realizes as a result of or in connection with such Loss and increased by any Taxes such Indemnitee actually realizes in respect of indemnification for such Loss.

          Section 10.6   Tax Indemnification.  Notwithstanding any
                         -------------------
provision of this Article X or any other provision of this Agreement, any issue or matter relating to Taxes (including all representations and warranties contained in Section 4.14 and 4.26(iv)) shall be governed solely by Article VIII.

          Section 10.7   Limits on Indemnification.  (a)  No party shall
                         -------------------------
have any right to seek indemnification under this Agreement (i) as to any individual item or series of related items of Loss, to the extent such Loss is less than $25,000, (ii) with respect to Losses contemplated by Section 10.2(i) which would otherwise be indemnifiable hereunder incurred by such party (including Losses incurred by all other Indemnitees affiliated with or related to such party) until such Losses exceed $15 million in the aggregate, after insurance or other recoveries and on an after-tax basis, as provided in Section 10.5, and such party (including such affiliated or related Persons) shall only be entitled to be indemnified for Losses in excess of such aggregate amount, (iii) for punitive, special or consequential damages (other than in connection with Indemnified Litigation or litigation not disclosed to Buyer in breach of Section 4.8), or (iv) in respect of Losses to the extent such Losses result from or arise out of actions taken by such party or an Affiliate, employee, representative or agent thereof after the Closing not contemplated by this Agreement and not required by Applicable Law.
After the Closing, the remedies provided by this Article X shall be the sole and exclusive remedy for the parties to this Agreement with respect to any dispute arising from, or related to, this Agreement, except in the case of fraud and except that specific performance shall continue to be available.

          (b) Notwithstanding any provision of this Article X, the liability of Seller under this Article X shall be limited to the Purchase Price paid to the Escrow Agent pursuant to the terms of this Agreement and Buyer agrees that its sole recourse shall be limited to the funds paid by Seller to the Escrow Agent.

                               ARTICLE XI

                              TERMINATION

          Section 11.1   Termination.  (a)  This Agreement may be
                         -----------
terminated on or prior to the Closing Date only as follows:

          (i)    by mutual written consent of Buyer and Seller;

          (ii) by either Buyer or Seller if a condition to its obligation to perform becomes incapable of fulfillment, provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(a)(ii) shall not be available to any party if its condition to perform became incapable of fulfillment due to its failure to fulfill any obligation under this Agreement;

          (iii) by Buyer if Seller (A) breaches or fails in any material respect to perform or comply with any of its material covenants or agreements contained herein, or (B) breaches any representation or warranty that is qualified as to Material Adverse Effect, or breaches any other representation or warranty which breach would have a Material Adverse Effect, and such breach is not cured to the reasonable satisfaction of Buyer within 30 Business Days after Buyer has provided written notice thereof to Seller;

          (iv) by Seller if Buyer (A) breaches or fails in any material respect to perform or comply with any of its material covenants or agreements contained herein, or (B) breaches any representation or warranty in any material respect and such breach is not cured to the reasonable satisfaction of Seller within 30 Business Days after Seller has provided written notice thereof to Buyer;

          (v) subject to Section 6.15, by either Buyer or Seller upon written notice to the other if the Closing Date shall not have occurred by August 26, 2000; provided, however,
                                  --------  -------
     that the right to terminate this Agreement pursuant to this clause
     (v) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement resulted in the Closing not occurring by such date;

          (vi) Subject to Section 11.3, by Seller, upon five days' prior notice to Buyer, if, as a result of a Proposal with respect to a Control Transaction by a party other than Buyer or any of its affiliates, (A) the Board of Directors of Seller determines in good faith following consultation with outside counsel and financial advisors that acceptance of such Proposal is necessary for the Board of Directors to act consistent with its fiduciary duties under applicable law or (B) the Director of the Department directs that Seller terminate this Agreement;

          (vii) by Buyer if GALIC or any material Life Insurance Subsidiary is placed in delinquency proceedings or reorganization proceedings unless agreed to by Buyer; provided, however, that Buyer shall not
                                --------  -------
     have the right to terminate this Agreement under this clause (vii) as a result of a rehabilitation proceeding with respect to GALIC which is instituted in order to effectuate the transactions contemplated by this Agreement and such proceeding is completed within 21 days or such longer period determined by Buyer in its sole discretion as will not result in a material diminution of the value of GALIC;

          (viii) by Buyer if an order approving the Reorganization Proceeding or this Agreement shall have been appealed and stayed and such stay shall not have been lifted within 15 days after it was issued; and

          (ix) by Buyer if, after the date hereof, there shall have occurred a change that fundamentally impairs in a manner that cannot be remedied within a reasonable period of time the core business operations of the Company and its Subsidiaries, taken as a whole and is not attributable to (1) general conditions applicable to the economy of the United States or elsewhere, including changes in interest rates and in the stock or other financial markets,
     (2) conditions generally affecting the life insurance, life reinsurance or securities industries or (3) conditions or effects resulting from or relating to the announcement or the existence or terms of this Agreement or the consummation of the transactions contemplated hereby.

          (b) The termination of this Agreement shall be effectuated by the delivery of a written notice of such termination from the party terminating this Agreement to the other party.

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

          Section 11.2   Obligations upon Termination.  In the event
                         ----------------------------
that this Agreement shall be terminated pursuant to Section 11.1, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party except (i) as set forth in Section 6.2, Section 6.3, Section 6.4(c),
Section 7.1(c) and Section 11.3 and (ii) that nothing herein will relieve any party from liability for any breach of this Agreement.

          Section 11.3   Termination Fee.  Seller shall pay Buyer a
                         ---------------
fee of $50,000,000, which amount shall be payable by Wire Transfer, within one business day following any termination of this Agreement by Seller pursuant to Section 11.1(a)(vi). The Company acknowledges that the agreements contained in this Section 11.3 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if Seller fails to promptly pay the amount due pursuant to this Section 11.3, and, in order to obtain such payment, Buyer commences a suit which results in a judgment against Seller for the full amount of the fee set forth in this Section 11.3, Seller shall pay to Buyer its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 12% per annum from the date such fee was required to be paid. No termination of this Agreement by Seller pursuant to Section 11.1(a)(vi) shall be effective until receipt by Buyer of the amounts contemplated by the first sentence of this Section 11.3.

                              ARTICLE XII

                             MISCELLANEOUS

          Section 12.1   Amendments.  This Agreement may not be amended,
                         ----------
altered or modified except by written instrument executed by Buyer and Seller and approved by the Department.

          Section 12.2   Entire Agreement.  (a)  This Agreement, the
                         ----------------
Ancillary Agreements and the Confidentiality Agreement constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

          (b) Buyer acknowledges that neither Seller or any of its Affiliates, nor any representative or advisor of any of them, has made any representation or warranty to Buyer except as specifically made in this Agreement. In particular, no such Person has made any representation or warranty to Buyer with respect to: (i) any information or materials distributed by Morgan Stanley & Co. Incorporated or Goldman, Sachs & Co. in

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
connection with the proposed sale of the Company and the Subsidiaries, or (ii) any financial projection or forecast relating to the Company or the Subsidiaries. With respect to any such projection or forecast delivered by or on behalf of Seller to Buyer, Buyer acknowledges that:
(A) there are uncertainties inherent in attempting to make such projections and forecasts, (B) it is familiar with such uncertainties,
(C) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it and (D) it shall have no claim against any such Person with respect to any such projection or forecast.

          Section 12.3   Interpretation.  When reference is made in this
                         --------------
Agreement to any Section, Exhibit or Schedule, such reference is to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. The phrase "to the knowledge of Seller" or any similar phrase shall be deemed to refer to the actual knowledge of any of the executive officers of the Company, GALIC, RGA and Conning after due inquiry. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

          Section 12.4   Severability.  Any term or provision of this
                         ------------
Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

          Section 12.5   Notices.  All notices and other communications
                         -------
hereunder shall be in writing and shall be deemed given and delivered if they are: (a) delivered in person, (b) transmitted by facsimile (with confirmation), (c) delivered certified or registered mail (return receipt requested), or (d) delivered by an express courier (with confirmation) to a party at its address listed below (or at such other address as such party shall deliver to the other party by like notice):

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

          To Seller:           General American Mutual
                                 Holding Company
                               700 Market Street
                               St. Louis, MO  63101-1887

                               Facsimile:  (314) 444-0510
                               Attention:  Robert Banstetter

          With a concurrent
          copy to:             LeBoeuf, Lamb, Greene & MacRae,
                                 L.L.P.
                               125 West 55th Street
                               New York, NY 10019-4513

                               Facsimile:  (212) 424-8500
                               Attention:  Alexander M. Dye

          To Buyer:            Metropolitan Life Insurance Company
                               One Madison Avenue
                               New York, New York  10011-3690

                               Facsimile:  (212) 679-4523
                               Attention:  General Counsel

          With a concurrent
          copy to:             Dewey Ballantine LLP
                               1301 Avenue of the Americas
                               New York, NY  10019-6092

                               Facsimile:  (212) 259-6333
                               Attention:  Jonathan L. Freedman
                                           Jeff S. Liebmann

          Section 12.6   Binding Effect; Persons Benefitting; No
                         ---------------------------------------
Assignment.  This Agreement shall inure to the benefit of and be
----------
binding upon the parties hereto and the respective successors and permitted assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by either party hereto without the prior written consent of the other party, except that the Buyer may assign its rights hereunder to a wholly owned subsidiary with the prior written consent of the Department, which consent shall not be unreasonably withheld.

          Section 12.7   Counterparts.  This Agreement may be executed in
                         ------------
two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

          Section 12.8   No Prejudice.  This Agreement has been
                         ------------
jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

          Section 12.9   Governing Law.  THIS AGREEMENT, THE LEGAL
                         -------------
RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MISSOURI.

          Section 12.10  Specific Performance.  Each party hereto
                         --------------------
acknowledges and agrees that the other party hereto would be irreparably damaged in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party hereto agrees that it shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement by the other party and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which either party may be entitled, at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                      GENERAL AMERICAN MUTUAL
                        HOLDING COMPANY

                      By: /s/ Richard A. Liddy
                          --------------------
                          Name: Richard A. Liddy
                          Title: Chairman, President
                                 and Chief Executive
                                 Officer

                      METROPOLITAN LIFE INSURANCE COMPANY

                      By: /s/ Robert H. Benmosche
                          -----------------------
                          Name: Robert H. Benmosche
                          Title: Chairman and Chief
                                 Executive Officer

                                                                    Exhibit A

                     Reorganization Plan Components

The Reorganization Plan shall include provisions which

1. Incorporate the Stock Purchase Agreement, as executed, and the Escrow Agreement, in the form of Exhibit B to the Stock Purchase Agreement, as integral parts of Reorganization Plan binding upon (or to be binding upon) Seller in Rehabilitation.

2. Provide for approval of sale of the company with the determination (i) that the stock of the Company is being transferred free and clear of all claims, liens and encumbrances, including but not limited to claims against or relating to Seller, the assets of Seller, or the interests of the members of Seller in Seller or the value thereof and (ii) that such sale is for fair consideration. In connection with such sale, no closed block shall be required to be established for any policyholders of GALIC.

                            Schedule 1.1(a)
                      Life Insurance Subsidiaries

General American Life Insurance Company, a Missouri company
General Life Insurance Company, a Texas company
General Life Insurance Company of America, an Illinois company
GenAm Benefits Insurance Company, a Missouri company<F*>
Paragon Life Insurance Company, a Missouri company
RGA Reinsurance Company, a Missouri company
Security Equity Life Insurance Company, a New York company
Cova Financial Services Life Insurance Company, a Missouri company Cova Financial Life Insurance Company, a California company
First Cova Life Insurance Company, a New York company



Foreign
-------

Missouri Reinsurance (Barbados), Inc.
RGA Reinsurance Company (Barbados) Ltd.
RGA Reinsurance Company of Australia Limited
RGA Life Reinsurance Company of Canada
RGA Reinsurance Company Chile S.A.
Triad Re, Ltd.


[FN]
<F*>GenAm Benefits Insurance Company: This entity currently holds insurance licenses but is a non-operational shell which does not qualify as an insurance company for tax purposes.








Received  Time Aug.27.  11:59AM

                            Schedule 1.1(b)
                              Subsidiaries

General American Life Insurance Company
GenAmerica Management Corporation
Walnut Street Securities, Inc
Walnut Street Advisers, Inc
WSS Insurance Agencies (Alabama, Massachusetts, Ohio, Texas), Inc. Collaborative Strategies, Inc.
GenAmerica Capital I
Missouri Reinsurance (Barbados), Inc.
NaviSys Incorporated
NaviSys Enterprise Solutions, Inc.
NaviSys Illustration Solutions, Inc.
NaviSys Insurance Solutions, Inc.
GenAm Benefits Insurance Company
Cova Corporation
Cova Financial Services Life Insurance Company
First Cova Life Insurance Company
Cova Financial Life Insurance Company
Cova Life Management Company
Cova Investment Advisory Corporation
Cova Investment Allocation Corporation
Cova Life Sales Company
Cova Life Administration Services Company
General Life Insurance Company
General Life Insurance Company of America
Paragon Life Insurance Company
Equity Intermediary Company
Security Equity Life Insurance Company
NaviSys Asia Pacific Limited
NaviSys de Mexico, S.A. de C.V.
Genelco Software, S.A.
Cova Life Administration Services Company
Consultec, LLC
Red Oak Realty Company
GenMark Incorporated
Stan Mintz Associates, Inc.
GenMark Insurance Agencies (Alabama, Massachusetts, Ohio, and Texas) VirtualFinances.Com, Inc.
White Oak Royalty Company


                  Received  Time Aug.27.  11:59AM

                      Schedule 1.1(c)
                    Conning Subsidiaries

Conning, Inc.
Conning & Company
Conning Asset Management Company







     Received Time Aug.27     11:59AM

                      Schedule 1.1(d)
                      RGA Subsidiaries

RGA Sudamerica S.A.
BHIF America Seguros de Vida S.A.
RGA Reinsurance Company Chile S.A.
General American Argentina Sequros de Vida S.A.
Reinsurance Company of Missouri, Incorporated
RGA Reinsurance Company
Fairfield Management Group, Inc.
Reinsurance Partners, Inc.
Great Rivers Reinsurance Management, Inc.
RGA (U.K.) Underwriting Agency Limited
RGA Reinsurance Company (Barbados) Ltd.
RGA/Swiss Financial Group, L.L.C.
Triad Re, Ltd.
RGA Americas Reinsurance Company, Ltd.
RGA International Ltd.
RGA Financial Products Limited
RGA Canada Management Company, Ltd.
RGA Life Reinsurance Company of Canada
RGA Holdings Limited
RGA Capital Limited
Benefit Resource Life Insurance Company (Bermuda) Ltd.
RGA Australian Holdings Pty Limited
RGA Reinsurance Company of Australia Limited
RGA South African Holdings (Pty) Ltd.
RGA Reinsurance Company of South Africa Limited








Received Time Aug.27.  11:59AM

                           AMENDMENT TO STOCK
                           PURCHASE AGREEMENT

     AMENDMENT TO STOCK PURCHASE AGREEMENT, dated as of September
16, 1999, by and between GENERAL AMERICAN MUTUAL HOLDING COMPANY, a Missouri mutual insurance holding company ("Seller"), and METROPOLITAN LIFE INSURANCE COMPANY, a New York mutual life insurance company ("Buyer").

                                RECITALS

     WHEREAS, Buyer and Seller have previously entered into a Stock Purchase Agreement, dated as of August 26, 1999 (the "Stock Purchase Agreement") (capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement); and

     WHEREAS, Buyer and Seller wish to amend the Stock Purchase Agreement as provided herein;

     NOW, THEREFORE, in connection with and in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Buyer and the Seller hereby agree as follows:

     1. Section 3.2(g) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

     "(g) The Purchase Price proceeds shall be paid (i) to the Seller if the Seller is not the subject of a rehabilitation proceeding, and (ii) into the Account (as defined in Article 11 of the Reorganization Plan) if the Seller is the subject of a rehabilitation proceeding."

     2. Section 9.3(d) of the Stock Purchase Agreement is hereby deleted. Insofar as the Stock Purchase Agreement refers to the Escrow Agreement, such references shall be deemed to be references to the provisions of Article 11 of the Reorganization Plan. Insofar as the Stock Purchase Agreement refers to the Escrow or the Escrow Account, such references shall be deemed to be references to the Account (as defined in Article 11 of the Reorganization Plan). Insofar as the Stock Purchase Agreement refers to the Escrow Agent, such references shall be deemed to be references to the Director of Insurance of the State of Missouri, acting solely in his capacity as the statutory rehabilitator of Seller, and further solely insofar as he holds any portion of the Account and is authorized to act with respect thereto.

     3. Buyer agrees and acknowledges that the overbid procedures set forth in the "Order Approving Certain Matters as to the Acquisition of GenAmerica Corporation by Metropolitan Life Insurance Company" proposed to be issued on September 17, 1999 by the Missouri court supervising the Reorganization Proceeding are in conformity with the covenants of Seller set forth in Section 6.13 of the Stock Purchase Agreement.

     4. The number "21" in the first sentence of Section 6.6(d) of the Stock Purchase Agreement is hereby replaced with the number "28".

     5. There are hereby added to the Stock Purchase Agreement two new subsections (h) and (i) of Section 9.1 (Conditions to Buyer's
                                        ---------------------
Obligations) to read in their entirety as follows:
-----------

     "(h) Seller shall have granted to Buyer a first priority perfected security interest in or first priority perfected lien upon the Account and the Account Fund (as those terms are defined in the Reorganization Plan) and all assets comprising such Account Fund, to be evidenced by:

           (i)   filed financing statement(s) under the Uniform
     Commercial Code as enacted in the relevant jurisdiction(s) (the
     "UCC");

           (ii) reports of lien and judgment searches of appropriate records; and

           (iii) the Final Plan Confirmation Judgment (as defined in the Reorganization Plan);

provided, however, if there is a reasonable basis for Buyer concluding,
--------- -------
under applicable law, that all or any of the foregoing are legally insufficient to grant to Buyer a first priority perfected security interest or first priority perfected lien, the parties shall cooperate in good faith to find an alternative mechanism which has a legal effect substantially identical to the first priority perfected security interest or first priority perfected lien described above, which mechanism does not adversely affect the rights of the respective parties; and

     (i) Seller shall have obtained a signed agreement from the financial institution at which the Account is required to be established pursuant to the Reorganization Plan indicating that such institution (i) has established the Account in accordance with the Reorganization Plan and has acknowledged receipt of a copy of the Final Plan Confirmation Judgment (as defined in the Reorganization Plan), (ii) has acknowledged that it is a "securities intermediary" and that the Account and the assets comprising the Account Fund are "investment property" and "financial assets" within the meaning of the UCC, and are not deposit accounts, (iii) has agreed that it will not enter into an agreement with any person that would give such person "control" over the Account or the Account Fund within the meaning of the UCC and (iv) has agreed that it will disburse assets comprising the Account Fund only upon request of the Rehabilitator (as defined in the Reorganization Plan) supported by either an order of the Rehabilitation Court (as defined in the Reorganization Plan) or the written consent of the Buyer."

     6. The word "and" following the semi-colon at the end of Section 9.1(f) of the Stock - Purchase Agreement is hereby deleted, and the period at the end of Section 9.1(g) of the Stock Purchase Agreement is hereby replaced with a semi-colon.

     7. A new Section 12.11 is hereby added to the Stock Purchase Agreement to read in its entirety as follows:

     "Section 12.11  Security Interest. To secure Buyer's right to
                     -----------------
indemnity pursuant to Articles VIII and X of the Stock Purchase Agreement, Seller hereby grants to Buyer a first priority perfected security interest in all of Seller's right, title and interest in and to the proceeds of the Seller's right to receive the Purchase Price described in the Stock Purchase Agreement, as amended by this Amendment (including, without limitation, all investments and reinvestments of, and substitutions for, such proceeds). Such security interest shall not attach until the Closing Date and, upon the Closing, shall for all purposes be deemed to be, and be treated as, part of the MetLife Lien (as defined in the Reorganization
Plan). Notwithstanding the foregoing, the first priority perfected security interest created by this Section 12.11 shall not in any way impair any of the rights, or restrict the exercise of any of the remedies, of the Seller under the Stock Purchase Agreement prior to the Closing. Seller shall promptly execute and deliver to Buyer such further instruments and documents, and take such further action (including, without limitation, execution and delivery to Buyer of UCC financing statements to be filed in such jurisdictions as Buyer may determine) as Buyer may reasonably request for the purpose of perfecting, and otherwise obtaining or preserving the full benefit to Buyer of; such first priority perfected security interest."

     8.    Exhibit B to the Stock Purchase Agreement is hereby deleted.

     9. A new Exhibit C to the Stock Purchase Agreement, in the form of Appendix I attached hereto, is hereby added to the Stock Purchase
Agreement.

     10. There is hereby added to the Stock Purchase Agreement a new subsection (j) of Section 9.1 (Conditions to Buyer's Obligations) to
                               ---------------------------------
read in its entirety as follows:

     "(j) The Reorganization Plan as set forth in Exhibit C hereto shall be approved by the Rehabilitation Court with only such modifications that will not materially impair the rights or interests of Buyer under this Agreement."

     11. There is hereby added to the Stock Purchase Agreement a new subsection (e) of Section 9.2 (Conditions to Seller's Obligations) to
                               ----------------------------------
read in its entirety as follows:

     "(e) The Reorganization Plan as set forth in Exhibit C hereto shall be approved by the Rehabilitation Court with only such modifications that will not materially impair the rights or interests of Seller under this Agreement."

     12. There is hereby added to the Stock Purchase Agreement a new subsection (k) of Section 9.1 (Conditions to Buyer's Obligations) to
                               ---------------------------------
read in its entirety as follows:

     "(k)  GALIC shall not be in administrative supervision."

     13. Section 6.20 of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

     "Section 6.20  Capital Contribution. In the event that Buyer
                    --------------------
and Seller implement the exchange program contemplated by Section 7.1(c)(i) hereof and the Closing occurs, (x) Buyer will make a capital contribution to GALIC not later than the fifteenth Business Day following the Closing Date in the amount of one-half of the aggregate risk premium payments theretofore made by GALIC to Buyer pursuant to Section 7.1(c)(i) hereof,
(y) Buyer will make a further capital contribution to GALIC equal to the amount set forth in clause (x) above not later than the earlier of (i) the 180th day following the Closing Date and (ii) the day following the termination or cancellation of the last exchange contracts issued by Buyer pursuant to Section 7.l(c)(i), and (z) Buyer will release GALIC from all payment obligations required to be made after the Closing Date pursuant to Section 7.l(c)(i)."

     For purposes of this Amendment, "Reorganization Plan" shall mean the Plan of Reorganization in the form of Appendix I hereto.

     Except as provided herein, the Stock Purchase Agreement shall remain unamended and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                    GENERAL AMERICAN MUTUAL HOLDING COMPANY

                    By: /s/ Robert J. Banstetter
                        --------------------------------------
                        Name:  Robert J. Banstetter
                        Title: Vice President, General
                               Counsel & Secretary

                    METROPOLITAN LIFE INSURANCE COMPANY

                    By:
                        --------------------------------------
                        Name:
                        Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                    GENERAL AMERICAN MUTUAL HOLDING COMPANY

                    By:
                        --------------------------------------
                        Name:
                        Title:

                    METROPOLITAN LIFE INSURANCE
                      COMPANY


                    By: /s/Terence I. Lennon
                        --------------------------------------
                        Name:  Terence I. Lennon
                        Title:  Executive Vice President